UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Roivant Sciences Ltd.
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7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on September 16, 2026
Dear Shareholder:
You are cordially invited to attend the Roivant Sciences Ltd. 2026 Annual General Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Wednesday, September 16, 2026 at 10:30 a.m. United Kingdom local time.
The Annual Meeting will be held for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:
1.
To elect two (2) directors, Daniel Gold and Meghan FitzGerald, to serve as Class II directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2029, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2027, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2027, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2027.

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
4.	To conduct any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.
We will also lay before the Annual Meeting our audited financial statements as of and for our fiscal year ended March 31, 2026, pursuant to the provisions of the Companies Act and our Amended and Restated Bye-laws (the “Bye-laws”).
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Our Board of Directors has fixed the close of business on Thursday, July 23, 2026 as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting.
You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your common shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common shares, such as a bank or brokerage account statement indicating that you owned our common shares at the close of business on the Record Date, in order to be admitted. In addition, in order to vote in person at the Annual Meeting, you must either (i) be a record holder of our common shares as of the Record Date or (ii) if your common shares are held in the name of a bank, broker or other nominee, obtain a valid proxy from your bank, broker or other nominee. For safety and security reasons, no cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for
the Annual General Meeting of Shareholders

To Be Held on Wednesday, September 16, 2026, at 10:30 a.m. United Kingdom Local Time,
at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom
The Proxy Statement and Annual Report to Shareholders
are available at http://www.proxyvote.com, and on our website at
https://investor.roivant.com.

By Order of the Board of Directors

/s/ Matthew Gline
Principal Executive Officer
July 29, 2026

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please ensure your representation at the Annual Meeting by voting by proxy over the Internet or by telephone, or voting by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. If your shares are held by your broker or bank as a nominee or agent and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT
FOR THE 2026 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To be held on Wednesday, September 16, 2026, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom

MEETING AGENDA

Proposal No.	Proposal	Board of Directors Vote Recommendation

1.
To elect two (2) directors, Daniel Gold and Meghan FitzGerald, to serve as Class II directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2029, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal.
For All

2.
To ratify the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for our fiscal year ending March 31, 2027, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2027, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2027.
For

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.	For

We intend to mail the Notice of Internet Availability of Proxy Materials regarding the Annual Meeting on or about July 30, 2026, to all shareholders of record entitled to vote at the Annual Meeting.
Use of terms such as “Roivant,” the “Company,” “we,” “us” and “our” in this Proxy Statement refer to Roivant Sciences Ltd. and its consolidated subsidiaries. The term “Fiscal 2026” refers to the fiscal year ending March 31, 2027; the term “Fiscal 2025” refers to the fiscal year ended March 31, 2026; the term “Fiscal 2024” refers to the fiscal year ended March 31, 2025; the term “Fiscal 2023” refers to the fiscal year ended March 31, 2024; and the term “Fiscal 2022” refers to the fiscal year ended March 31, 2023.

i

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our Board of Directors currently has eight members, who are divided into three classes with staggered three-year terms. At the Annual Meeting, the two (2) Class II directors will be nominated for election to a three-year term, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2029, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal. Both of the nominees are Class II directors whose current term is expiring. Both directors will continue in office until the election and qualification of a successor or until such director’s earlier death, resignation or removal.
Nominees
Our Nominating and Governance Committee has recommended, and our Board of Directors has approved, Daniel Gold and Meghan FitzGerald, as nominees for election as Class II directors at the Annual Meeting.
Mr. Gold has served on Roivant’s Board of Directors since 2020. Ms. FitzGerald has served on Roivant’s Board of Directors since 2023. For additional information regarding the director nominees’ backgrounds and experiences, see the section of this Proxy Statement entitled “Directors Standing for Election at this Annual Meeting” below.
If you are a shareholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Gold and Ms. FitzGerald. We expect that the nominees will serve if elected. However, if a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee who is designated by our Board of Directors to fill the resulting vacancy (or, alternatively, the Board of Directors may reduce its size). If you own your common shares through a broker, bank or other nominee and you do not give voting instructions, then your shares will not be voted on this matter. For more information, please see the section of this Proxy Statement entitled “Questions and Answers About the Annual Meeting—What if I do not specify how my common shares are to be voted?” on page 64.
Vote Required
The election of the Class II directors requires a plurality of the votes properly cast to be approved. Withheld votes and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR ALL for the election of the two (2) nominees as Class II directors to serve three-year terms, to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2029, and until their successors are duly elected and qualified, or until a director’s earlier death, resignation or removal.

INFORMATION ABOUT ROIVANT’S DIRECTORS
Roivant’s Board of Directors
The following table sets forth the name, age (as of July 29, 2026) and committee memberships of the current directors of Roivant Sciences Ltd. This section also includes certain information regarding our directors’ individual experience, qualifications, attributes and skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position	Class	Expiry Term	Committee Membership
					Audit	Compensation	N&G
Matthew Gline	42	Director & Chief Executive Officer	Class I	2028
Keith Manchester	57	Director	Class I	2028	*
Melissa Epperly	49	Director	Class I	2028	**
Daniel Gold	58	Director	Class II	2026		**
Meghan FitzGerald	55	Director	Class II	2026	*		*
James C. Momtazee	54	Director	Class III	2027			*
Ilan Oren	42	Director & Chair	Class III	2027		*	**
Mayukh Sukhatme	50	Director & President and Chief Investment Officer	Class III	2027

*	Committee Member
**	Committee Chair
Directors Standing for Election at this Annual Meeting
Daniel Gold has served as a director of Roivant since 2020. Mr. Gold is the Founder and CEO of QVT Financial LP, an asset management company with offices in New York and New Delhi. QVT, through its managed and affiliated multi-strategy funds, is an experienced global investor in multiple industries, including biotech, financial and the shipping and offshore industries. Mr. Gold also serves on the boards of directors of Okeanis Eco Tankers Corp., Awilco Drilling PLC and Integrated Wind Solutions ASA in addition to various private companies. Mr. Gold holds an A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gold’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Meghan FitzGerald has served as a director of Roivant since 2023. Ms. FitzGerald is a global healthcare strategist, investor, academic and author. She has worked across the healthcare industry from front line patient care through the Fortune 500, and also serves as an Adjunct Professor of Health Policy at Columbia University. Ms. FitzGerald is a private equity investor where she serves as a senior advisor to several firms, including Goldman Sachs and Towerbrook. Ms. FitzGerald served from December 2016 to January 2020 as the Chief Executive Officer and Managing Partner at Letter One’s inaugural health vehicle, L1 Health. Prior to that, she spent twenty years working for many prominent healthcare companies, including Cardinal Health, Medco Health Systems, Pfizer, Merck and Sanofi-Synthelabo. Currently, Ms. FitzGerald also serves on the boards of directors of Tenet Healthcare, 4G Clinical, ABB Optical Group, Rayus Radiology and Quanta Dialysis Technologies and is a founder of K2HealthVentures, a life science investment fund. She previously served as a director of Thimblepoint Acquisition Corp., from February to December 2021. Ms. FitzGerald received a Doctor of Public Health from New York Medical College, a Master of Public Health from Columbia University and a BSN in Nursing from Fairfield University. Our Board of Directors believes that Ms. FitzGerald’s broad range of experience in the healthcare industry qualifies her to serve as a member of our Board of Directors.
Continuing Directors
Class I Directors: Currently Serving Until the 2028 Annual Meeting
Matthew Gline has served as our Chief Executive Officer since January 2021 and as a director of Roivant since September 2021. As CEO, Mr. Gline plays a key role in setting the strategy for Roivant along with the rest of the Board of Directors and executing on that strategy with our management team, including making capital allocation decisions across the Roivant portfolio. Mr. Gline joined Roivant in March 2016 and previously served as Chief

Financial Officer, from September 2017 through his appointment as Chief Executive Officer, and as Senior VP, Finance and Business Operations. Prior to joining Roivant, Mr. Gline was a Vice President at Goldman Sachs, Fixed Income Digital Structuring, from 2014 to 2016, and co-founded Fourthree, a risk analytics technology and consulting company, from 2012 to 2014. Mr. Gline also serves on the board of directors of Datavant, the world’s largest health data ecosystem, and Arbutus Biopharma Corporation. Mr. Gline earned his A.B. in Physics from Harvard College. Our Board of Directors believes that Mr. Gline’s experience in various roles at our company and his prior professional experience qualify him to serve as a member of our Board of Directors.
Keith Manchester has served as a director of Roivant since 2014. He serves as a Partner and the Head of Life Sciences at QVT Financial LP, an asset management company with offices in New York and New Delhi, where he has worked since 2005. He focuses on investments in both publicly traded and privately owned life science companies. Prior to joining QVT, Dr. Manchester was Vice President of Business Development from 2002 to 2004 and Director of Business Development from 2000 to 2002 at Applied Molecular Evolution, a biotechnology company. From 1999 to 2000, Dr. Manchester was an associate at Vestar Capital Partners, a private equity firm. From 1997 to 1999, Dr. Manchester was an investment banker in the healthcare group at Goldman Sachs. Dr. Manchester also serves on the board of directors of Kriya Therapeutics. He received his A.B. from Harvard College and his M.D. from Harvard Medical School. Our Board of Directors believes that Dr. Manchester’s extensive experience investing in the life sciences industry qualifies him to serve as a member of our Board of Directors.
Melissa Epperly has served as a director of Roivant since 2022. Since June 2025, Ms. Epperly has served as Chief Financial Officer at Tenpoint Therapeutics, Ltd., a global commercial-ready biotechnology company. Previously, Ms. Epperly served as Chief Financial Officer at Zentalis Pharmaceuticals, Inc., a clinical-stage cancer company, from September 2019 to April 2024. Prior to that, she served as Chief Financial Officer of PsiOxus Therapeutics Ltd., a clinical-stage gene therapy cancer company, from June 2018 to August 2019, and as Chief Financial Officer and Head of Business Development at R-Pharm US, a commercial-stage oncology company, from October 2015 to June 2018. Ms. Epperly also served as a Director at Anchorage Capital Group, a credit-focused hedge fund from August 2012 to September 2015. Previously, Ms. Epperly was a Vice President at Goldman Sachs in equity research in New York and London, a management consultant with Bain & Company and a healthcare investment banker at Morgan Stanley. Ms. Epperly also serves on the board of directors of Nautilus Biotechnology. Ms. Epperly holds a B.A. in Biochemistry and Economics from the University of Virginia and an M.B.A from Harvard Business School. Our Board of Directors believes that Ms. Epperly’s extensive experience as a senior financial executive in the life sciences industry qualifies her to serve as a member of our Board of Directors.
Class III Directors: Currently Serving Until the 2027 Annual Meeting
Ilan Oren is the Chair of Roivant’s Board of Directors, a position he has held since 2023, having served as a director of Roivant since 2014. He has served as Co-Chief Executive Officer of Dexcel Pharma, part of a privately-owned Israeli group of pharmaceutical companies, since November 2019. Prior to serving as Co-CEO, Mr. Oren served as Vice President for the group and led corporate and business development activities, including formation of strategic ventures, product partnerships, product portfolio selection, product acquisitions, strategic investments and mergers and acquisitions. Mr. Oren is the Chairman of the Board of Syremis Therapeutics and also serves on the boards of directors of Clexio Biosciences and Kriya Therapeutics and has previously served on the boards of directors of Sio Gene Therapies and Cynapsus Therapeutics. He holds an A.B. in Economics from Harvard College. Our Board of Directors believes that Mr. Oren’s extensive experience as a high-level executive in the pharmaceutical industry qualifies him to serve as a member of our Board of Directors.
James C. Momtazee has served as a director of Roivant since 2021. Mr. Momtazee is the Managing Partner of Patient Square Capital, LP, a dedicated health care investing firm. Mr. Momtazee has over 30 years of investment and acquisition experience, the vast majority of which was focused on the health care sector. Prior to founding Patient Square, he held various positions at KKR & Co., Inc. since 1996. He helped form KKR’s health care industry group in 2001 and ran that team for over 10 years. Mr. Momtazee also serves on the boards of directors of EMT Holdings, Apollo Therapeutics, Kriya Therapeutics, Enavate Sciences, Elevage Medical Technologies, Syneos Health, GondolaBio, Hanger, BridgeBio Pharma, Osanni Bio and the Medical Device Manufacturers Association. Mr. Momtazee was Chairman, CEO and President of Montes Archimedes Acquisition Corp. from October 2020 until October 2021. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. Our Board of Directors believes that Mr. Momtazee’s extensive experience investing in the biopharmaceutical industry qualifies him to serve as a member of our Board of Directors.

Mayukh Sukhatme has served as a director of Roivant since 2023. Dr. Sukhatme is also our President and Chief Investment Officer, a position he has held since January 2021, and is responsible for identifying, performing diligence on, devising development strategies for and transacting on new therapeutic programs for Roivant. Dr. Sukhatme also informs Roivant’s view of its existing biopharmaceutical subsidiary companies for capital allocation decisions across the Roivant portfolio. Dr. Sukhatme joined Roivant in 2015 and previously served as President of Roivant Pharma and as our Chief Business Officer. Programs that Dr. Sukhatme has in-licensed or acquired for Roivant have produced all 12 of our positive Phase 3 studies and have garnered 8 FDA approvals. From 2000 to 2015, Dr. Sukhatme was a healthcare-focused analyst and portfolio manager for several large institutional investment firms, including both public markets and venture capital firms. His principal focus was on development-stage biotechnology and pharmaceutical companies, where he led diligence and investment decisions on numerous companies and pharmaceutical compounds across a wide variety of therapeutic areas. Dr. Sukhatme earned his M.D. from Harvard Medical School and his B.S. in Biology and B.S. in Literature from MIT. Our Board of Directors believes that Dr. Sukhatme’s experience in various roles at our company and his experience investing in the life sciences industry qualify him to serve as a member of our Board of Directors.
Board of Directors Diversity
The Board Diversity Matrix below presents certain diversity information, as self-disclosed by our current directors. Our Board of Directors believes that directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to our business, while also representing a diversity in background, contribute to a well-balanced and effective Board of Directors. Although the Board of Directors may consider whether nominees assist in achieving a mix of directors that represents a diversity of ethnicities, a balance in terms of gender and individuals with diverse perspectives informed by other personal and professional experiences, we have no formal policy regarding diversity on our Board of Directors.

Board Diversity Matrix (As of July 29, 2026)
Total Number of Directors	8
Gender Identity	Female	Male
Directors	2	6
Demographic Background
Asian	—	1
White	2	5

Our Board Diversity Matrix as of July 29, 2025 can be found in the proxy statement for our 2025 Annual Meeting of Shareholders, filed with the SEC on July 29, 2025.
Board of Directors’ Role in Risk Management
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, our holdings of cash, cash equivalents and marketable securities, our development and commercialization activities, our strategic planning, our clinical and regulatory matters, our operations and our intellectual property strategy. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The role of our Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees. The full Board of Directors (or the appropriate committee of the Board of Directors in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company and the steps we take to manage them. When a Board of Directors committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chair of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of a subsequent Board of Directors meeting. This enables our Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Board of Directors
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors consists of eight members, with Ilan Oren serving as Chair. Our Bye-laws provide for a classified Board of Directors divided into three classes serving staggered three-year terms as follows:
•	Class I directors are Mr. Gline, Dr. Manchester and Ms. Epperly, serving until our annual general meeting of shareholders in 2028;
•	Class II directors are Mr. Gold and Ms. FitzGerald, serving until this year’s annual general meeting of shareholders; and
•	Class III directors are Mr. Oren, Mr. Momtazee and Dr. Sukhatme, serving until our annual general meeting of shareholders in 2027.
At each annual general meeting of shareholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. Our Bye-laws provide that the authorized number of directors (being no less than five directors and no more than 15 directors) may be changed only by resolution approved by a majority of our Board of Directors.
During Fiscal 2025, our Board of Directors held a total of five meetings. All directors attended at least 75% of the aggregate of the number of Board of Directors meetings and meetings of the committees of the Board of Directors on which each such director served during the time each such director served on the Board of Directors or such committees. Members of our Board of Directors are expected to attend all meetings of the Board of Directors and all meetings of the committees on which they serve. We encourage but do not require directors to attend our annual general meetings of shareholders. Five directors attended our 2025 annual general meeting of shareholders.
Director Independence
Our Board of Directors has undertaken a review of the independence of the directors and has considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that each of Mr. Oren, Ms. FitzGerald, Ms. Epperly, Dr. Manchester, Mr. Gold and Mr. Momtazee, representing six of the eight individuals serving as members of our Board of Directors, are independent, as that term is defined under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. We comply with the corporate governance requirements of the SEC and listing rules of Nasdaq. We also comply with the requirements of Rule 10A-3 of the Exchange Act and the listing rules of Nasdaq, which rules require that our Audit Committee be composed of at least three members meeting the requirements specified thereunder.
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. From time to time, our Board of Directors may establish other committees to facilitate the management of our business. The charters for each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are available on our website at https://investor.roivant.com/corporate-governance.
Audit Committee
The members of our Audit Committee are Ms. Epperly, who serves as Chair, Dr. Manchester and Ms. FitzGerald.
Each member of our Audit Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Ms. Epperly is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation will not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors.

Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function (if any);
•	overseeing the Company’s information security (including cybersecurity) and technology risk management programs;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
During Fiscal 2025, our Audit Committee held four meetings.
Compensation Committee
The members of our Compensation Committee are Mr. Gold, who serves as Chair, and Mr. Oren.
Each member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Compensation Committee is responsible for, among other things:
•	reviewing and approving the compensation of our Chief Executive Officer and each of our other executive officers;
•	reviewing and approving the compensation of our directors;
•	administering our incentive compensation and equity-based incentive plans;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, incentive compensation and equity-based incentive plans;
•	reviewing our overall compensation philosophy;
•	reviewing and assessing risks arising from the Company’s employee compensation policies and practices; and
•	preparing the Compensation Committee Report and reviewing the Company’s Compensation Disclosure and Analysis (CD&A), each as required by SEC rules to be included in our annual proxy statement.
During Fiscal 2025, our Compensation Committee held six meetings.
Nominating and Governance Committee
The members of our Nominating and Governance Committee are Mr. Oren, who serves as Chair, Ms. FitzGerald and Mr. Momtazee.
Each member of our Nominating and Governance Committee meets the requirements for independence under the current listing standards of Nasdaq and SEC rules and regulations.
Our Nominating and Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our Board of Directors;
•	developing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors, executive officers and other senior financial officers;
•	overseeing the process of evaluating the performance of our Board of Directors;
•	overseeing the Company’s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters; and
•	assisting our Board of Directors on corporate governance matters.
During Fiscal 2025, our Nominating and Governance Committee held three meetings.
Board Leadership Structure
Currently, the role of Chair of the Board of Directors is separated from the role of Chief Executive Officer. Our Chief Executive Officer is responsible for recommending strategic decisions, capital allocation and other matters to the Board of Directors and for ensuring the execution of the recommended plans. The Chair is responsible for leading the Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors believes that having separate positions is appropriate for us at this time.
Code of Business Conduct and Ethics for Employees, Executive Officers and Directors
Our Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that is currently applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investor.roivant.com/corporate-governance. The Nominating and Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors.
If we make any substantive amendments to, or grant any waivers from, the Code of Conduct for our Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer or persons performing similar functions, or any officer or member of our Board of Directors, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.
Director Nominations
From time to time, the Board of Directors reviews potential candidates for our Board of Directors. In conducting this assessment, the Board of Directors takes into account a variety of factors, including the current composition of the Board of Directors, the opportunities and challenges then facing the Company and its business, the current business environment the Company is operating in, including the political and macroeconomic climate, and, in respect of any particular candidate, that candidate’s skill set, background and expertise, as well as any other factors that it deems appropriate to maintain a balance of knowledge, experience and capabilities on the Board of Directors. For incumbent directors, the Board of Directors reviews those directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Board of Directors also determines whether the nominee must be independent under applicable SEC rules and Nasdaq listing rules.
Our Nominating and Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our Board of Directors, including candidates to fill any vacancies that may occur. Our Nominating and Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines. Our Nominating and Governance Committee may conduct interviews, detailed questionnaires and background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, our Nominating and Governance Committee recommends candidates to the Board of Directors for approval as director nominees for election to the Board of Directors. Our Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director and has the ability to retain advisers, as well.
Shareholder Communications with the Board of Directors
Shareholders may send correspondence to the Board of Directors at our principal executive offices at the address set forth above. The Company will forward all correspondence addressed to the Board of Directors or any individual Board member. Shareholders may also communicate online with our Board of Directors as a group by accessing our website at https://investor.roivant.com/contact-ir.

Shareholder Recommendations of Director Nominees
The Nominating and Governance Committee will consider director candidates recommended by the Company’s shareholders. The Nominating and Governance Committee will evaluate any candidates recommended by shareholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. To make a recommendation, please submit by accessing our website at https://investor.roivant.com/contact-ir.
To make a nomination for the 2027 annual general meeting of shareholders, please refer to the timing requirements specified in the section of this Proxy Statement entitled “Questions and Answers About the Annual Meeting—When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?.”
Non-Employee Director Compensation Program
Our Board has approved a Non-Employee Directors Compensation Policy pursuant to which our non-employee directors are eligible to receive compensation for their service on the Board of Directors, as described below. The compensation payable to our non-employee directors under this policy is subject to the limitations on non-employee director compensation set forth in the Roivant Sciences Ltd. 2021 Equity Incentive Plan (the “2021 EIP”), which shall not exceed $750,000 (or $1,000,000 for such director’s first fiscal year of service on our Board) in total value (both equity and cash awards).
Cash Retainers
For Fiscal 2025, our non-employee directors were entitled to receive annual cash retainers for their service, payable in equal quarterly installments as follows:

Role	Retainer
Board Member	$50,000
Board Chair	$35,000
Lead Independent Director*	$25,000
Audit Committee Chair	$25,000
Audit Committee Member	$12,500
Compensation Committee Chair	$20,000
Compensation Committee Member	$10,000
Nominating and Governance Committee Chair	$12,000
Nominating and Governance Committee Member	$6,000

*	We do not currently have a director designated as a Lead Independent Director, as the position of Board Chair is held by an independent director.
Prior to the last day of any fiscal year, a non-employee director may elect that either 50% or 100% of his or her annual cash retainers payable in the following fiscal year be paid in the form of unrestricted common shares.
Initial Equity Retainer
Upon a non-employee director’s initial commencement of service on our Board of Directors, each non-employee director will be entitled to receive an initial, one-time award of stock options under the 2021 EIP with an aggregate grant date value of $600,000. The initial option award will vest over a three-year period, with 1/3 vesting on the first anniversary of the applicable vesting commencement date and the remaining portion of the award vesting in 24 equal monthly installments, subject to the non-employee director’s continuous service through the applicable vesting date, except that, in the event of a change in control (as defined under the 2021 EIP), such stock options will become fully vested and exercisable.
Annual Equity Retainers
On the date of our annual general meeting of shareholders, each non-employee director (i) who has completed at least three (3) months of continuous service as a non-employee director as of the date of such meeting and (ii) whose term is scheduled to continue at least through the date of the next annual general meeting of shareholders will be entitled to receive (1) an annual award of stock options under the 2021 EIP with an aggregate grant date value of $200,000 (calculated using a Black-Scholes valuation methodology) and (2) an annual award of restricted stock units (“RSUs”) under the 2021 EIP with an aggregate grant date value of $200,000. If the non-employee director commences service on our Board on a date other than at the annual general meeting of shareholders, then they will be entitled to receive a prorated annual equity award on the date of the next annual general meeting of shareholders following his or her start date, if he or she otherwise satisfies the eligibility requirements. Each annual equity award will vest and, if applicable, become exercisable in full on the one-year anniversary of the applicable vesting commencement date, subject to the non-employee director’s continuous service through such vesting date, except that, in the event of a change in control, the annual equity awards will become fully vested and, if applicable, exercisable.
Director Compensation Table for Fiscal 2025
The following table reflects certain information with respect to the compensation of the non-executive members of the Board of Directors in respect of Fiscal 2025. Compensation information for our executive directors, Mr. Gline and Dr. Sukhatme, is set forth below under “Executive Compensation.”

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Option Awards(2)(3)	All Other Compensation	Total Compensation
Daniel Gold	$70,000	$199,995	$241,357	—	$511,352
Keith Manchester	$62,500	$199,995	$241,357	—	$503,852
Ilan Oren	$107,000	$199,995	$241,357	—	$548,352
James Momtazee	$56,000	$199,995	$241,357	—	$497,352
Melissa Epperly	$75,000	$199,995	$241,357	—	$516,352
Meghan FitzGerald	$68,500	$199,995	$241,357	—	$509,852

(1)
In accordance with the Company’s Non-Employee Director Compensation Policy, each of Mr. Oren, Mr. Momtazee and Ms. Epperly elected to receive unrestricted common shares in lieu of 100% of the cash retainers payable to them for service on the Board of Directors during Fiscal 2025, as reflected in this column. As a result of these elections, Mr. Oren received 5,863 common shares, Mr. Momtazee received 3,068 common shares and Ms. Epperly received 4,150 common shares, in each case in lieu of their cash retainers for Fiscal 2025.

(2)
The amounts reported in these columns reflect the aggregate grant date fair value of the RSU and option awards, as applicable, granted to our non-employee directors as computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“Topic 718”), excluding the grant date fair value of any common shares granted to our non-employee directors in lieu of the cash retainers payable to them for service on the Board of Directors, as reported in the column titled “Fees Earned or Paid in Cash.”

(3)	The following table provides information regarding the aggregate outstanding equity awards held as of March 31, 2026 by our non-executive directors listed below:

Name	RSUs (#)(a)	Stock Options (#)
Daniel Gold	14,524	160,065(b)
Keith Manchester	14,524	160,065(b)
Ilan Oren	14,524	160,065(b)
James Momtazee	14,524	157,112(c)
Melissa Epperly	14,524	275,131(d)
Meghan FitzGerald	14,524	123,532(e)

(a)	Reflects an annual retainer award of RSUs granted on September 10, 2025, which was unvested as of March 31, 2026. These awards will fully time-vest on September 10, 2026.
(b)
Includes (i) 71,850 stock options granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were vested as of March 31, 2026; (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2026; (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, all of which were vested as of March 31, 2026; and (iv) 33,726 stock options granted on September 10, 2025 with an exercise price of $13.77 per share, none of which were vested as of March 31, 2026.

(c)
Includes (i) 68,897 stock options granted on September 15, 2022 with an exercise price of $3.50 per share, all of which were vested as of March 31, 2026; (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2026; (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, all of which were vested as of March 31, 2026; and (iv) 33,726 stock options granted on September 10, 2025 with an exercise price of $13.77 per share, none of which were vested as of March 31, 2026.

(d)
Includes (i) 186,916 stock options granted on July 20, 2022 with an exercise price of $4.46 per share, all of which were vested as of March 31, 2026; (ii) 26,595 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2026; (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, all of which were vested as of March 31, 2026; and (iv) 33,726 stock options granted on September 10, 2025 with an exercise price of $13.77 per share, none of which were vested as of March 31, 2026.
(e)
Includes (i) 48,578 stock options granted on April 20, 2023 with an exercise price of $8.80 per share, all of which were vested as of March 31, 2026; (ii) 13,334 stock options granted on September 12, 2023 with an exercise price of $11.22 per share, all of which were vested as of March 31, 2026; (iii) 27,894 stock options granted on September 10, 2024 with an exercise price of $12.19 per share, all of which were vested as of March 31, 2026; and (iv) 33,726 stock options granted on September 10, 2025 with an exercise price of $13.77 per share, none of which were vested as of March 31, 2026.

CORPORATE RESPONSIBILITY
At Roivant, we believe that operating responsibly enables us to create value for the Company, for patients and for all stakeholders. Our corporate social responsibility (“CSR”) program highlights our efforts across three key commitments:
•	Accelerating Transformation Through Agility and Disciplined Governance
•	Empowering People and Pathways
•	Intentional Environmental Stewardship
1.	Accelerating Transformation Through Agility and Disciplined Governance
We designed the Vant model to scale responsibly and unlock strategic advantages. Governance advantages enabled by the Vant model include:
•
Creating nimble, entrepreneurial Vants: Vants operate similarly to independent biotechnology companies where each management team is focused on its respective mission and is economically incentivized to maximize value through Vant-specific equity grants. Each of our Vant teams is built with deep relevant expertise to ensure successful execution of its particular development strategy. The Vant model is designed to facilitate rapid decision making and calculated risk taking, by empowering, aligning and incentivizing Vant teams around the outcomes of their specific product candidates.

•
Allocating capital to maximize R&D efficiency: We apply an objective, rigorous decision-making framework across the drug development process designed to ensure resources and capital are continuously directed towards programs we believe have a higher probability of success and away from those that fail to meet our internal hurdles. We centralize capital allocation decisions at the Roivant level, while distributing operational decisions to the Vants, allowing us to strategically deploy capital in high growth areas, regardless of potentially competing operational priorities.

•
Maintaining a diversified pipeline with various risk profiles: We have built a broad and differentiated pipeline that includes several drug candidates across different therapeutic areas, phases of development, modalities and geographies. This approach limits our exposure to concentrated scientific and biological risks and allows us to pursue multiple innovative hypotheses across our portfolio as we seek to develop therapies for patient populations with high unmet need.

2.	Empowering People and Pathways
At Roivant, our goal is to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Our success is predicated on attracting and retaining top talent, generating new ideas and promoting an open and collaborative culture.
We embrace professional development across all dimensions and levels of the organization, and we strive to ensure every employee is supported in reaching their full potential. We seek to hire motivated people with a wide range of backgrounds, identities, experiences and skillsets.
We are committed to fostering an inclusive culture where all employees are valued, respected and empowered to create value for patients. At RSI, for example, this includes:
Inclusion, Diversity, and Community (“ID&C”) Committee
Our ID&C committee is led by our Chief Operating Officer, Roivant Platforms and comprised of a diverse set of employees from across Roivant. Committee members actively promote employee engagement and education initiatives, including company-wide trainings and guest speakers. Committee members also provide support to our employee resource groups (“ERGs”) and identify and implement community engagement initiatives, including our Annual Day of Service.

Employee Resource Groups
Since 2020, we have established a number of ERGs to cultivate community among our employees. Each ERG is employee-led with at least one executive sponsor from the management team.
•	Women@Roivant aims to support and develop the next generation of women leaders at Roivant while building, engaging and strengthening internal and external communities.
•	BIPOC aims to promote and celebrate our cultural diversity and provide a community of support and serve as a haven of belonging for our BIPOC community.
•	ROI-GBIV aims to raise awareness of LGBTQ+ perspectives and serve as an employee support system providing education, personal and career growth, idea sharing and networking.
•	Asian@Roivant aims to provide community and leadership development for our Asian American and Pacific Islander employees.
Human Capital Objectives
Our human capital objectives include sourcing, recruiting, retaining, incentivizing and developing our existing and future employees. We believe we can achieve our human capital objectives by implementing the following approaches:
Strategic Recruitment and Development Efforts
•	Hire high-caliber talent across all levels using both a dedicated in-house talent acquisition team and top-tier executive search firms
•	Recruit multidisciplinary talent from a broad range of industries, including biopharmaceuticals, financial services, technology and consulting
•	Unlock unique career progression across Roivant and Vants through “Vant mobility” and offer unparalleled leadership opportunities for employees through the Vant model
Investment in Early Career Development and Community
•	Invest in early career development through a number of important initiatives:
○	A robust Roivant Analyst (“RA”) program, hiring recent college graduates from top private and public institutions
○	Partnership with Life Science Cares’ Project Onramp to broaden access to early career opportunities in the life sciences
○	Partnership with Girls Who Invest to help attract and support women investors
Competitive Incentives and Benchmarking
•	Offer highly competitive short- and long-term incentives through both Roivant and Vant share-based compensation programs and meaningful performance-based cash bonuses
•
Undertake rigorous benchmarking analyses in partnership with third parties to ensure competitive compensation practices and conduct annual pay equity analyses to detect, analyze and remediate any compensation disparities where appropriate

•	Offer a professional development stipend to each employee for use towards individual growth and development

3.	Intentional Environmental Stewardship
We are mindful about minimizing our environmental footprint. At RSI, for example, our efforts to minimize our environmental impact include the following:
•	Implementation of an Environmental Management System policy
•	Partnership with third-party vendor to repurpose and recycle our electronics and IT materials and related toxic waste
•	Installation of water refill stations, reducing reliance on bottled water
•	Utilization of waste management services, recycling and energy/electricity savings in our offices
Governance
Board oversight of our CSR efforts has been delegated to the Nominating and Governance Committee, whose charter includes evaluating and overseeing our CSR principles, initiatives and risks. Internally, ESG is managed by the ID&C Committee led by our Chief Operating Officer, Roivant Platforms and includes key members from our Operations, Legal, Finance and People teams. The ID&C Committee aims to sustain a dynamic workplace where belonging and inclusion is experienced through service, community engagement, and collective impact.
For more information on our CSR program, please visit roivant.com/about/corporate-responsibility. None of the content on our website, or any other websites or reports referenced or discussed in this Proxy Statement, are deemed to be part of, or incorporated by reference into, this Proxy Statement.

EXECUTIVE OFFICERS
The following table sets forth certain information, as of July 29, 2026, regarding Roivant’s executive officers. The executive officers of Roivant are employees of Roivant Sciences, Inc. (“RSI”), a wholly owned subsidiary of Roivant. Set forth below is biographical information for our executive officers (excluding Mr. Gline and Dr. Sukhatme, for whom biographical information is set forth above under the heading “Information About Roivant’s Directors”).

Name	Age	Position
Matthew Gline	42	Chief Executive Officer and Director
Richard Pulik	47	Chief Financial Officer
Mayukh Sukhatme, M.D.	50	President and Chief Investment Officer and Director
Eric Venker, M.D.	39	President and Immunovant CEO
Frank Torti, M.D.	47	President and Vant Chair
Jennifer Humes	45	Chief Accounting Officer

Richard Pulik has served as our Chief Financial Officer since October 2021. Prior to joining Roivant, Mr. Pulik was the Global Head of Business Development & Licensing and Portfolio Management, Oncology at Novartis and a member of Novartis’s Innovation Management Board and the Novartis Oncology Leadership Team, from August 2019 to September 2021. Mr. Pulik joined Novartis in 2012 as a Senior Director, Mergers & Acquisitions based in Basel, Switzerland working on the strategy and execution of the deals that shaped Novartis. In 2015, Mr. Pulik was appointed as Vice President, Head of North America Investor Relations for Novartis. Prior to these roles at Novartis, Mr. Pulik worked at Bank of America Merrill Lynch, Monitor Group and UBS Investment Bank, focusing on mergers and acquisitions and strategy in the healthcare sector. Mr. Pulik received a B.S. in Finance from The Wharton School and a B.A. in Economics and International Relations at the University of Pennsylvania.
Eric Venker has served as our President and as Chief Executive Officer of our subsidiary, Immunovant, since April 2025. Dr. Venker previously served as our President and Chief Operating Officer, from January 2021, and as our Chief Operating Officer, from November 2018. From October 2017 to October 2018, Dr. Venker served as Chief of Staff to our Chief Executive Officer, and from 2014 to 2015, as an Analyst at Roivant. From 2015 to 2017, Dr. Venker was a physician at New York Presbyterian Hospital/Columbia University Medical Center, where he trained in internal medicine. From 2011 to 2015, Dr. Venker was a Clinical Pharmacist at Yale-New Haven Hospital. Dr. Venker also serves on the boards of directors of Immunovant, Inc. and several of Roivant’s private biopharmaceutical companies. Dr. Venker previously served on the boards of Sio Gene Therapies, Inc. and Arbutus Biopharma Corporation. He received his Pharm.D. from St. Louis College of Pharmacy and his M.D. from Yale School of Medicine.
Frank Torti has served as our President and Vant Chair since July 2025 and, prior to that role, as Vant Chair since January 2020. From August 2018 to December 2019, Dr. Torti served as our Vant Investment Chair. In these roles, Dr. Torti has served as the chief executive officer, chair or a member of the board of directors of the biopharmaceutical companies in the Roivant family and is responsible for the operations and management of those companies. Dr. Torti has also served as Chair of Immunovant’s board of directors since June 2019 and as its Executive Chair since August 2021, and also serves on the board of several of Roivant’s private biopharmaceutical companies. Dr. Torti was the founding CEO and Chair of our subsidiary Telavant from its inception in November 2022 until its sale to Roche for $7.25 billion in December 2023. Prior to joining Roivant, from August 2007 to August 2018 Dr. Torti served as a Partner of New Enterprise Associates, or NEA, specializing in investments in healthcare. Prior to joining NEA, Dr. Torti worked for the Duke University Center for Clinical & Genetic Economics from 2002 to 2005 in various capacities, where he was involved in clinical trials research and economic evaluations of multinational clinical trials. Dr. Torti previously served as chairman of the board of directors of Arbutus Biopharma from November 2018 until February 2025, as a director of Urovant Sciences Ltd., from August 2018 to December 2019, and as a director of Myovant Sciences Ltd., from November 2018 to December 2019. Dr. Torti earned an M.D. from the University of North Carolina School of Medicine, an M.B.A. from Harvard Business School and a B.A. from the University of North Carolina.

Jennifer Humes has served as our Chief Accounting Officer since February 2025, leading Roivant’s accounting and financial operations and related internal controls functions. Prior to joining Roivant, Ms. Humes was the Global Investment Banking Controller at JPMorganChase, where she led a global team responsible for the accounting, reporting and internal controls over financial reporting for the global banking business. Prior to that, Ms. Humes was in accounting policy at JPMorganChase and at Citibank, where she supported various wholesale and consumer businesses. She began her career in public accounting at PwC and Deloitte, spending time in both the auditing and technical accounting advisory practices in Minneapolis, San Diego, London and New York. Ms. Humes received a B.A. in Accounting from The University of St. Thomas.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses the philosophy, objectives, components, process and other aspects of our Fiscal 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further compensation information for our Fiscal 2025 named executive officers (“NEOs”). Each of our NEOs is an employee of RSI.
In Fiscal 2025, our NEOs were as follows:

Name	Position
Matthew Gline	Chief Executive Officer
Richard Pulik	Chief Financial Officer
Mayukh Sukhatme, M.D.	President and Chief Investment Officer
Eric Venker, M.D.(1)	President and Immunovant CEO
Frank Torti, M.D.	President and Vant Chair

(1)	Dr. Venker also serves as the Chief Executive Officer of our publicly-traded subsidiary, Immunovant Inc. (“Immunovant”).
Company Overview and Fiscal 2025 Performance Highlights
Roivant is a biopharmaceutical company that aims to improve the lives of patients by accelerating the development and commercialization of medicines that matter. Roivant’s pipeline includes brepocitinib, a potent small molecule inhibitor of JAK1 and TYK2 currently under review at the FDA for the treatment of dermatomyositis and also in late stage development for the treatment of non-infectious uveitis, cutaneous sarcoidosis and lichen planopilaris; IMVT-1402, a fully human monoclonal antibody targeting FcRn in development across several IgG-mediated autoimmune indications; and mosliciguat, an inhaled sGC activator in development for pulmonary hypertension associated with interstitial lung disease. We advance our pipeline by creating nimble subsidiaries or “Vants” to develop and commercialize our medicines and technologies. Beyond therapeutics, Roivant also incubates discovery-stage companies and health technology startups complementary to its biopharmaceutical business.
We delivered strong results in Fiscal 2025, underscoring the strength of our execution and the impact of our long-term investments in our pipeline. Our key business highlights for Fiscal 2025 included the following:
•	Roivant
○	Reported consolidated cash, cash equivalents and marketable securities of $4.3 billion as of March 31, 2026, supporting cash runway into profitability.
•	Brepocitinib
○
Announced positive data in the Phase 3 study of brepocitinib in dermatomyositis (“DM”). Brepocitinib demonstrated clinically meaningful and statistically significant improvement compared to placebo. The FDA accepted brepocitinib’s New Drug Application (“NDA”) in DM with Priority Review.

○	Completed enrollment in the ongoing Phase 3 study of brepocitinib in non-infectious uveitis (“NIU”).
○	Announced positive results in the Phase 2 study of brepocitinib in cutaneous sarcoidosis (“CS”).
○	Enrolled the first subjects in a Phase 2b/3 trial of brepocitinib in lichen planopilaris (“LPP”).
•	Anti-FcRn Franchise
○
Roivant-led Immunovant financing alongside key institutional investors in December 2025 generated gross proceeds to Immunovant of approximately $550 million, extending Immunovant’s cash runway to a potential launch of IMVT-1402 in Graves’ disease (“GD”).

○	Completed enrollment in Phase 2b study for IMVT-1402 in difficult-to-treat rheumatoid arthritis (“D2T RA”).
○	Presented positive six-month off-treatment data from the proof-of-concept Phase 2 clinical trial of batoclimab for the treatment of uncontrolled GD at the American Thyroid Association Annual Meeting.

•	Mosliciguat
○	Completed enrollment within one year of first patient dosing in the Phase 2 study of mosliciguat in 135 patients with pulmonary hypertension associated with interstitial lung disease (“PH-ILD”).
•	Patent Infringement Litigation
○
Announced a $2.25 billion global settlement with Moderna, ending all pending U.S. and international patent-infringement litigation filed by Genevant Sciences GmbH (“Genevant”) and Arbutus against Moderna.

○
Under the settlement, Moderna will pay Genevant and Arbutus $950 million in July 2026 and up to an additional $1.3 billion contingent upon resolution of Moderna’s Section 1498 appeal favorable to Genevant and Arbutus.

○
Claim construction ruling in Genevant and Arbutus’s lawsuit against Pfizer and BioNTech in the U.S. District Court for the District of New Jersey for patent infringement in the manufacture and sale of their COVID-19 vaccine was issued in September 2025, construing the disputed claim terms in a manner that Genevant generally considers to be favorable.

Overview of Executive Compensation Program
Executive Compensation Philosophy and Goals
Roivant’s executive compensation program is grounded in a “pay-for-performance” philosophy that seeks to align the interests of our NEOs with those of our shareholders by tying a meaningful portion of our NEOs’ total compensation to the achievement of both near-term operational milestones and long-term value creation. We also recognize that our ability to execute on our business strategy depends on attracting, motivating and retaining exceptional leaders who bring to Roivant deep expertise from the biopharmaceutical industry and a broad range of adjacent disciplines. Accordingly, our Compensation Committee structures total compensation for our NEOs to be competitive with that of our peer companies while ensuring that realized pay reflects actual performance outcomes over time.
Consistent with this philosophy, the Compensation Committee has designed our executive compensation program to achieve the following primary goals:
•
Align executive and shareholder interests through pay-for-performance. A significant percentage of each NEO’s target total compensation is variable and at-risk, including compensation that is tied to the achievement of pre-established Company performance goals. By weighting compensation toward annual cash incentives and long-term equity awards – including performance-based equity awards for certain of our NEOs – we seek to ensure that realized pay reflects the value created for shareholders, generating a direct linkage between executive compensation and Company results. In addition, full-time employees at Roivant, regardless of their level, typically receive incentive equity awards as part of their compensation, aligning their interests with those of our shareholders and giving them a personal stake in the success of our mission.

•
Balance short-term execution with long-term value creation. Our compensation program is designed to incentivize and reward both near-term operational achievements and the sustained, long-term growth of our business. Annual cash bonuses tied to annual corporate performance objectives focus executives on critical near-term priorities, while long-term equity awards that vest over multi-year periods reinforce a durable commitment to delivering value to stockholders and patients alike.

•
Attract, motivate and retain top talent from a broad range of industries. We compete for executive talent across a wide range of highly competitive industries, including biopharmaceuticals, financial services, technology and consulting, among others. We seek high-caliber executive officers and other employees who have a range of experiences, expertise, capabilities and backgrounds to lead our business and pursue our strategy. In recruiting and retaining our NEOs and determining their compensation, the Compensation Committee references the amounts and structures of compensation received by senior leaders in the companies in our compensation peer group and in industry surveys, as well as in other sectors in which we compete for talent, including financial services, venture capital and private equity.

•
Promote sound governance and disciplined risk management. Our compensation program incorporates features designed to discourage excessive or imprudent risk-taking and to reinforce strong governance standards. These include a fully-independent Compensation Committee with advice from an independent compensation consultant retained by the Compensation Committee, multi-year equity vesting schedules, performance-based equity awards with rigorous goal-setting, a robust compensation recoupment (or “clawback”) policy and restrictions on hedging of Company securities. Together, these practices support a long-term orientation and reinforce accountability at the senior leadership level.
To achieve these objectives, the Compensation Committee regularly reviews our compensation policies and program design to ensure that they are closely aligned with the interests of our shareholders and our business goals, and that the total compensation paid to our NEOs is competitive for a company of our size and stage of development, as well as the complexity of our business.
Fiscal 2025 Compensation Highlights
Senior Executive Compensation Program
As disclosed in last year’s proxy statement, the Compensation Committee previously approved a multi-year senior executive compensation program for Mr. Gline, Dr. Sukhatme, Dr. Venker and Dr. Torti (the “Senior Executive Compensation Program”). The incentive equity awards granted under the Senior Executive Compensation Program, which included grants of stock options, RSUs and PSUs that varied among the executives, both in terms of the types and number of awards received by the executives, sought to directly link the long-term incentive compensation of these senior executives with ambitious large-scale strategic objectives and shareholder return, and to secure their continued leadership, expertise and energy.
Consistent with the long-term nature of our strategy and business, the RSU and PSU grants made to Mr. Gline and Dr. Sukhatme (in Fiscal 2024) and to Dr. Torti (in Fiscal 2025) were intended to represent five years of equity compensation for these executives and the recipients must remain our employees in order for the awards to service-vest (in addition to the completed performance vesting of the awards). The PSU grants are also subject to a two-year post-vesting holding period before any vested common shares can be sold by the executive. To underscore the “all in” nature of these awards, the Compensation Committee granted these multi-year awards with the expectation that these NEOs will receive no additional Roivant incentive equity awards for the duration of the five-year performance period (covering both the period during which the PSUs could satisfy the applicable share price hurdles and the vesting period of the RSUs awarded under the Senior Executive Compensation Program). Accordingly, Mr. Gline and Dr. Sukhatme were not granted any Roivant incentive equity awards in Fiscal 2025. Dr. Torti was not granted any Roivant incentive equity awards subsequent to the July 2025 RSU and PSU awards previously disclosed and discussed in more detail below. (Dr. Torti is also entitled to periodically receive incentive equity awards (options and RSUs) in certain of our Vant subsidiaries for which he serves as a director; see “Agreements with Our NEOs—Frank Torti” for more information.) For more information on the Senior Executive Compensation Program, see “Update on Senior Executive Compensation Program” below.
Shareholder Engagement and Say-on-Pay Vote
Our management team regularly engages in dialogue with our shareholders and views direct shareholder engagement as a critical process for receiving and understanding feedback on the subjects that matter most to our shareholders. We view regular and constructive dialogue with our shareholders as an integral component of our corporate governance framework, and we are committed to proactive engagement designed to understand shareholder perspectives and inform the Board’s ongoing evaluation of our governance and compensation practices. We take shareholders’ feedback seriously and are committed to listening to and addressing any concerns they raise.
We hold an annual advisory shareholder vote on the compensation of our NEOs, also referred to as a “Say-on-Pay” vote. At our annual meeting of shareholders for Fiscal 2024, held in September 2025 (the “Fiscal 2024 AGM”), the Say-on-Pay proposal received 60.9% support, below the 89.3% support received at our annual meeting of shareholders for Fiscal 2023. Our Board of Directors was disappointed with the results of the Say-on-Pay vote at our Fiscal 2024 AGM and our management team has engaged in a robust shareholder outreach campaign with the primary objective of obtaining feedback on our corporate governance and executive compensation practices, including the Senior Executive Compensation Program. We extended invitations to more than a dozen of our largest institutional investors, as well as some smaller investors, together representing approximately 60% of our outstanding common shares as of March 31, 2026, and met with shareholders representing approximately 50% of our outstanding common shares as of March 31, 2026. During our outreach efforts, a number of shareholders declined engagement or did not respond to our outreach efforts. A number of these shareholders explained that they affirmatively declined our engagement because they did not have concerns with our approach to corporate governance or our executive-compensation program, or otherwise did not have governance-related matters they wished to discuss with us at this time. These outreach efforts were led by our CFO, Richard Pulik, our Head of Investor Relations, Keyur Parekh, and our General Counsel, Sam Kaplan, who, along with our CEO, Matt Gline, attended these shareholder meetings. In these meetings, we invited shareholders to provide their views on the Fiscal 2024 Say-on-Pay vote, our overall executive compensation philosophy, the structure and design of the Senior Executive Compensation Program, the alignment of pay with performance, our disclosure regarding compensation decisions and related corporate governance matters. Following these meetings, management reported the feedback received to the Compensation Committee for its consideration as part of its ongoing oversight of our executive compensation program.
The shareholders that we spoke with were broadly supportive of our governance practices and the overall structure of our executive compensation program. Investors acknowledged our impressive recent share price performance and recognized the rationale for the long-term incentive structure of the Senior Executive Compensation Program, particularly given the long-term nature of our business strategy and our commitment not to provide additional incentive equity awards to the executives during the existing awards’ performance period, absent fundamental changes to our business that require the re-evaluation of individual or executive team retention and incentives. Overall, investors indicated that continued execution of our business strategy, sustained share price performance and adherence to these compensation commitments would be important factors in their ongoing assessment of the program. Shareholders did not provide any specific go-forward requests or recommendations on how to modify our governance or compensation programs. The Board and the Compensation Committee value the perspectives shared by our shareholders and will continue to consider shareholder feedback, market practices and the Company’s business objectives when evaluating our executive compensation program. We intend to continue these engagement efforts with shareholders in advance of the annual meeting of shareholders for Fiscal 2025.
Executive Compensation Program Design
Our executive compensation program is designed to be competitive and balance our goal of attracting, motivating and retaining top-performing executives with our goal of aligning our executives’ long-term interests with those of our shareholders. Our Compensation Committee regularly evaluates the effectiveness of our executive compensation program to ensure that it is consistent with our short-term and long-term goals and the dynamic nature of our business. Our executive compensation program incorporates the following corporate governance best practices that promote the interests of our shareholders and are consistent with the high standards of risk management:

What We Do
☑	Maintain Independent Compensation Committee	Our Compensation Committee consists solely of independent directors under applicable SEC and Nasdaq rules.
☑	Retain Independent Compensation Consultant	Our Compensation Committee has engaged an independent compensation consultant, Aon, to provide information and advice for use in designing our executive compensation program.
☑	Follow “Pay for Performance” Philosophy	A majority of our NEOs’ compensation by potential value is variable and at-risk, with a meaningful portion that is performance-based, underscoring the pay for performance nature of the program.
☑	Analyze Peer Data
We develop a peer group of companies based on industry, revenue, development stage and market capitalization to reference for compensation decisions. We also reference compensation from markets and industries in which we compete for talent, including financial services, private equity and venture capital.

What We Do
☑	Conduct Annual Compensation Review	Our Compensation Committee conducts a review, at least annually, of our executive compensation program and strategy, including a review of the compensation peer group.
☑	Hold Annual Say-on-Pay Vote	We conduct an annual advisory “Say-on-Pay” shareholder vote on our NEO compensation.
☑	Use Double-Trigger Change-in-Control Provisions
Our executive officers’ equity awards generally have “double-trigger” change of control provisions, providing for acceleration on an involuntary termination of employment without “cause” or by the executive officer for “good reason” following a change of control.

☑	Maintain a Clawback Policy
We maintain a clawback policy which provides for the recoupment of certain incentive-based compensation provided to our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.

☑	Conduct Annual Compensation Risk Assessment	We conduct an annual compensation risk assessment to ensure that our compensation programs do not present any risks that are reasonably likely to have a material adverse effect on the Company.
What We Don’t Do
	No Hedging of Company Securities	We prohibit employees and non-employee directors from engaging in hedging, margin or short sale transactions in Company securities.
	No Excessive Perks	We do not provide large perquisites to executive officers.
	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups.
	No Guaranteed Bonuses	We do not guarantee our NEOs any minimum levels of guaranteed payments in the form of an annual cash bonus, which is entirely performance-based.
	No Special Health and Welfare Benefits	Our NEOs participate in our health and welfare benefits programs on the same basis as our other employees.
	No Executive Retirement Plans	We do not offer pension or retirement plans to our executive officers that are different from or in addition to those offered to our other employees.

Compensation Determination Process
Role of the Compensation Committee
The Compensation Committee, which consists entirely of independent directors under applicable SEC and Nasdaq rules, is responsible for our overall executive compensation program, including determining the base salaries, annual cash bonuses and equity awards provided to our executive officers, and reports to our Board of Directors on its discussions, decisions and other actions. As part of this process, the Compensation Committee (i) specifies the annual performance goals and objectives that are used, in part, to determine annual compensation levels, (ii) annually reviews and approves peer group selections, (iii) annually evaluates achievement against the prespecified performance goals and objectives and (iv) periodically reviews and approves employment, severance, change in control and other compensation-related agreements and arrangements.
After the end of each fiscal year, the Compensation Committee evaluates the Company’s achievement against the pre-specified performance goals and objectives and approves the primary elements of our NEOs’ compensation: base salary increases, annual cash bonus payments and equity awards granted. With input from our executive officers, the Compensation Committee annually establishes the performance-based metrics and targets that comprise the annual performance goals and objectives used, in part, to determine annual compensation levels for our NEOs. For each goal, the Compensation Committee sets appropriate objectives designed to motivate achievement and without incentivizing excessive risk taking.
The Compensation Committee regularly reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of shareholder value, and to determine whether any changes would be appropriate.
Role of the Independent Compensation Consultant
The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties. Pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Compensation Committee has exercised this authority to engage Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant and has worked with Aon to develop a compensation peer group and to provide a competitive market analysis of the base salary, annual cash incentive awards and long-term incentive compensation of our executive officers compared against the compensation peer group. Aon also advises the Compensation Committee on share utilization and reviews other market practices and trends with the Compensation Committee.
While the Compensation Committee took the review and recommendations of Aon, as well as the practices of our compensation peer group, into consideration when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent determinations regarding compensation for our NEOs for Fiscal 2025.
The Compensation Committee has assessed the independence of Aon pursuant to SEC and Nasdaq rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence and reviewed Aon’s own self-evaluation of, and conclusions regarding, its independence. Based on its consideration of the foregoing and other relevant factors, the Compensation Committee concluded that there were no conflicts of interest and that Aon was independent under applicable SEC and Nasdaq rules.
Role of Management
The Compensation Committee works closely with our CEO and other members of our management team on the Company’s compensation program. The Compensation Committee seeks management’s input on a variety of matters, including establishing annual corporate goals and objectives, management’s assessment of its performance against those goals, peer group composition and management’s perspective on market compensation trends and other compensation-related matters.
In addition, our CEO reviews the performance of our other executive officers with the Compensation Committee as part of the Compensation Committee’s annual compensation setting process. The Compensation Committee solicits and reviews our CEO’s recommendations for base salary increases, annual cash bonuses, equity awards and any other compensation opportunities for our other NEOs and considers our CEO’s recommendations in determining such compensation. Based on this input and the other factors discussed above, the Compensation Committee then makes its own determination regarding compensation for our executive officers. Our CEO recuses himself from all determinations regarding his own compensation.
Role of Market Data & Peer Group
In order to ensure that our executive compensation program is both competitive and aligned with industry norms and best practices, the Compensation Committee reviews a wide range of market data, including the compensation levels and practices of a group of peer companies. In addition to benchmarking against the industry peers included in our peer group, our Compensation Committee considers and evaluates compensation information from the other sectors in which we regularly compete for talent, including financial services, venture capital and private equity, when determining compensation for our NEOs.
The Compensation Committee, with the assistance of Aon, identified and approved a peer group in September 2025 for use in connection with decisions about executive compensation for Fiscal 2025 that were made in March and April 2026. This compensation peer group, set out below, consists of public biotechnology and pharmaceutical companies against which we may compete for talent and that are similar to us across a number of metrics, including market capitalization, stage of development, geographical location and number of employees. We believe that the compensation practices of our peer group provided us with useful compensation reference points for evaluating and determining the compensation of our NEOs for Fiscal 2025.

Fiscal 2025 Compensation Peer Group
ACADIA Pharmaceuticals	CRISPR Therapeutics	Jazz Pharmaceuticals
Amicus Therapeutics	Cytokinetics	Madrigal Pharmaceuticals
Apellis Pharmaceuticals	Denali Therapeutics	Neurocrine Biosciences
Ascendis Pharma	Exelixis	Revolution Medicines
Axsome Therapeutics	Halozyme Therapeutics	Sarepta Therapeutics
Blueprint Medicines	Incyte	United Therapeutics
BridgeBio Pharma	Insmed	Vaxcyte
Centessa Pharmaceuticals	Ionis Pharmaceuticals

Compared to the compensation peer group used for Fiscal 2024, Arcutis Biotherapeutics, Inc., Cerevel Therapeutics Holdings, Inc., ImmunoGen, Inc., Intra-Cellular Therapies, Inc., Karuna Therapeutics, Inc. and MoonLake Immunotherapeutics were removed from our compensation peer group for Fiscal 2025, and Centessa Pharmaceuticals, Inc., Cytokinetics, Incorporated, Insmed Incorporated and Madrigal Pharmaceuticals, Inc. were added to our compensation peer group for Fiscal 2025. Cerevel Therapeutics Holdings, ImmunoGen, Karuna Therapeutics and Intra-Cellular Therapies were removed following their respective acquisitions by third parties, and Arcutis Biotherapeutics and MoonLake Immunotherapeutics were removed because they no longer satisfied our peer selection criteria, including with respect to market capitalization.
Consistent with best practices for corporate governance, the Compensation Committee reviews our peer group annually. In July 2026, the Compensation Committee, with the assistance of Aon, identified and approved an updated peer group for use in connection with decisions about executive compensation for Fiscal 2026, which are expected to be approved in March and April 2027. This compensation peer group for Fiscal 2026 is set out below.

Fiscal 2026 Compensation Peer Group
ACADIA Pharmaceuticals	Cytokinetics	Jazz Pharmaceuticals
Argenx	Denali Therapeutics	Madrigal Pharmaceuticals
Ascendis Pharma	Exelixis	Neurocrine Biosciences
Axsome Therapeutics	Halozyme Therapeutics	Revolution Medicines
BioMarin Pharmaceutical	Incyte	United Therapeutics
BridgeBio Pharma	Insmed	Vaxcyte
CRISPR Therapeutics	Ionis Pharmaceuticals

Compared to the compensation peer group used for Fiscal 2025, Amicus Therapeutics, Apellis Pharmaceuticals, Blueprint Medicines, Centessa Pharmaceuticals and Sarepta Therapeutics were removed from our compensation peer group for Fiscal 2026, and Argenx and BioMarin Pharmaceutical were added to our compensation peer group for Fiscal 2026. Sarepta Therapeutics fell below the market capitalization scope for our Fiscal 2026 compensation peer group; the remaining removed companies were acquired or had announced their intention to be acquired.

Elements of the Fiscal 2025 Executive Compensation Program
How Our Pay Program Works
The primary elements of our Fiscal 2025 executive compensation program, each as discussed in more detail below, are:
•	a base salary;
•	short-term incentive compensation in the form of an annual cash bonus; and
•	long-term incentive compensation in the form of equity awards.
We do not have a specific policy regarding the percentage allocation between short-term and long-term, or fixed and variable, compensation elements. The Compensation Committee regularly reviews each executive officer’s total compensation package to ensure it is consistent with our compensation philosophy and objectives, as well as overall industry and market trends, and that each component is serving a purpose in supporting the execution of our strategy and is consistent with the philosophy of our executive compensation program.

Element	Description	Rationale
Base Salary	• Fixed cash compensation • Base salaries for the NEOs are determined based on each NEO’s role, seniority, tenure, individual skills, experience, performance and positioning relative to the market	• Base salaries are intended to provide stable, certain compensation to our NEOs, allowing us to attract and retain skilled executive talent and maintain a consistent leadership team
Short-Term Incentives: Annual Cash Bonus
•
Variable annual cash compensation based on (i) Company performance against pre-specified annual corporate performance objectives and (ii) at the Compensation Committee’s discretion, individual performance by the NEOs
• Annual incentive opportunities are designed to align the short-term incentives of our NEOs with the achievement of pre-specified short-term (annual) corporate goals and objectives
Long-Term Incentives: Equity-Based Compensation
•
Variable equity-based compensation, including the following instruments:
  ○
Stock Options: Stock options are a right to purchase shares at a price equal to the share price on the grant date; time-based vesting (generally four years) based on continued service with the Company
  ○
Restricted Stock Units (RSUs): RSUs vest and settle into common shares; time-based vesting (generally four years) based on continued service with the Company
  ○
Performance Stock Units (PSUs): PSUs vest and settle into common shares following the achievement of both (i) performance-based vesting conditions tied to the Company’s share price and (ii) time-based vesting conditions; also subject to post-vesting holding period

•
Equity-based compensation is designed to motivate NEOs to achieve long-term (multi-year) corporate goals and objectives and to deliver increased and sustained long-term value to shareholders
•
Equity-based compensation is also designed to attract, retain and motivate NEOs for the long term
•
Our long-term incentive equity awards, particularly the PSUs granted to Mr. Gline and Dr. Sukhatme (in Fiscal 2024) and Dr. Torti (in Fiscal 2025), are designed to directly link executive compensation with shareholder value creation and create alignment with shareholders

Arrangements for NEOs with Vant Roles
Given Dr. Venker and Dr. Torti’s roles at certain of the Vants, including Dr. Venker’s role as Immunovant’s Chief Executive Officer and each of their service on the board of directors of the Vants, each of Dr. Venker and Dr. Torti receive a portion of their compensation from the Vants directly, as described in more detail below.
For example, in addition to the compensation he receives from Roivant, Dr. Venker also receives compensation from Immunovant, including a base salary, annual cash bonus and Immunovant incentive equity awards. Immunovant’s Compensation Committee follows a separate, independent process for compensation determinations for its executive officers, including for Dr. Venker in his capacity as Chief Executive Officer of Immunovant, and Dr. Venker’s compensation in such capacity is not determined by Roivant’s Compensation Committee. However, in order to provide a comprehensive view of the compensation paid by Roivant and Immunovant to Dr. Venker in Fiscal 2025, we have also included in the discussion below and in the compensation tables that follow certain information on Dr. Venker’s compensation from Immunovant for Fiscal 2025. For additional information on Immunovant’s compensation practices and the compensation decisions made by the Immunovant Compensation Committee in respect of Dr. Venker’s role as Chief Executive Officer of Immunovant for Fiscal 2025, please refer to the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026.
Dr. Torti serves as the chairman of the board of a number of our public and private biopharmaceutical subsidiaries (including Immunovant), in addition to his role as Roivant’s President and Vant Chair. These Vants typically compensate Dr. Torti for his board service in either or both cash board fees and incentive equity awards (options or RSUs) in the subsidiary. For more information on Dr. Torti’s compensation, including compensation from the Vants, please see the Summary Compensation Table below. For additional information on the compensation paid to or earned by Dr. Torti in his role as a director of Immunovant, please refer to the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026.
Base Salary
We pay base salaries to our NEOs as the sole fixed portion of their compensation to provide them with a dependable source of personal income and to attract, retain and motivate top-performing individuals and maintain a consistent leadership team. Base salaries are individually determined according to each NEO’s seniority, tenure, areas of responsibility, role and capabilities, and they vary among NEOs based on a variety of considerations, including skills, knowledge, achievements and the competitive market for the position.
The Compensation Committee annually reviews the base salaries of our NEOs and approves changes to base salaries, inclusive of market adjustments, as appropriate to ensure their salaries are competitive given current market data for their roles and in consideration of the highly competitive market for talent in biotechnology and other industries from which we recruit executives, as well as Company and individual performance.
The base salaries for each of our NEOs in effect at the end of Fiscal 2025, and the adjustment from Fiscal 2024, are as follows.

Name	Fiscal 2025 Base Salary ($)	Fiscal 2024 Base Salary ($)	Percentage Change
Matthew Gline	$725,000	$725,000	—
Richard Pulik	$450,883	$437,750	3%
Mayukh Sukhatme, M.D.	$550,000	$550,000	—
Eric Venker, M.D.(1)	$747,000	$620,000	20%
Frank Torti, M.D.(2)	$725,000	$695,000	4%

(1)
Dr. Venker was appointed to serve as Immunovant’s Chief Executive Officer effective April 21, 2025; he continues to serve in a role at RSI with the title of President and Immunovant CEO. Dr. Venker’s base salary for Fiscal 2025 consisted of (i) an RSI base salary of $75,000 and (ii) an Immunovant base salary of $672,000. Dr. Venker’s Fiscal 2024 salary was paid entirely by RSI.

(2)
As reflected here, Dr. Torti’s Fiscal 2024 base salary included (i) $350,000 in base salary from RSI and (ii) $345,000 in additional cash compensation from Vant subsidiaries of Roivant. As part of Dr. Torti’s amended and restated employment agreement with RSI, dated July 28, 2025, Dr. Torti’s base salary was increased to $725,000 and most cash compensation previously paid to Dr. Torti from Vant subsidiaries was eliminated. For more information on Dr. Torti’s total Fiscal 2025 compensation, please refer to the Summary Compensation Table below.

The change in Dr. Venker’s base salary from Fiscal 2024 (paid entirely by RSI) to Fiscal 2025 (paid by RSI and Immunovant), reflected an increase in Dr. Venker’s responsibilities commensurate with his appointment as Immunovant’s CEO in April 2025 and aligned with the base salary paid to Immunovant’s prior CEO.
Short-Term Incentives: Annual Cash Bonuses
We provide short-term incentive compensation opportunities to our NEOs in the form of annual cash bonuses. These annual cash bonuses are designed to align the short-term incentives of our NEOs with the achievement of pre-specified, short-term (i.e., annual) corporate goals and objectives and reward them for achievement against those objectives. These goals and objectives vary from year to year based on a variety of factors, but generally include specified clinical development and regulatory milestones for our Vants, as well as other strategic objectives that the Compensation Committee views as key steps in the execution of our overall business strategy, with the ultimate goal of increasing shareholder value. A summary of the corporate goals and objectives for Fiscal 2025 and the Compensation Committee’s assessment of the Company’s achievement against those objectives are discussed in more detail below. The Compensation Committee sets these goals and objectives on an annual basis and, with input from management, assesses performance against them shortly following our fiscal year-end. Performance is measured objective-by-objective. That performance is then aggregated across the objectives, resulting in a single corporate level achievement measure. That numerical corporate level achievement measure is then applied against a pre-specified target annual cash bonus opportunity for each NEO, discussed in more detail below, to arrive at an annual cash bonus payment for each NEO. The Compensation Committee may also adjust its annual cash bonus determination based on an individual-level assessment of an NEO’s performance (though it determined not to do so in Fiscal 2025).
Given Dr. Venker’s unique status as both an executive officer of Roivant and Chief Executive Officer of our subsidiary, Immunovant, please refer to the section entitled “Fiscal 2025 Immunovant Annual Cash Bonus Payment to Dr. Venker” for more information on the bonus Dr. Venker received from Immunovant in respect of Fiscal 2025. With respect to Dr. Venker, the discussion below under “Achievement of Corporate Goals for Fiscal 2025 & Fiscal 2025 Annual Cash Bonus Determinations” pertains only to the annual cash bonus paid by Roivant to Dr. Venker with respect to the portion of Fiscal 2025 prior to his appointment as Immunovant’s Chief Executive Officer.
Target Annual Cash Bonus Opportunities
Each NEO has a target annual cash bonus opportunity, expressed as a percentage of the NEO’s base salary, specified in his or her employment agreement. Those target annual cash bonus opportunities are typically established through benchmarking against target bonus opportunities provided to executives in similar positions at companies in Roivant’s peer group. Set out below are the Fiscal 2025 target annual cash bonus opportunities for our NEOs:

NEO	Fiscal Year 2025 Target Bonus Opportunity (as a % of Base Salary)
Matthew Gline	100%
Richard Pulik	100%
Mayukh Sukhatme, M.D.	100%
Eric Venker, M.D.(1)	*
Frank Torti, M.D.	100%

(1)
Dr. Venker was appointed to serve as Immunovant’s Chief Executive Officer effective April 21, 2025; he continues to serve in a role at RSI with the title of President and Immunovant CEO. Dr. Venker was eligible to receive an annual cash bonus from RSI covering the period from April 1, 2025 through April 20, 2025 (inclusive), prior to his start-date as Immunovant’s Chief Executive Officer, at his then-in-effect target annual cash bonus opportunity of 75% of his then-in-effect RSI base salary of $620,000. Following his appointment as Immunovant’s Chief Executive Officer, Dr. Venker is no longer eligible for an annual cash bonus from RSI and is only eligible for an annual cash bonus from Immunovant in connection with his service to Immunovant. His target annual cash bonus opportunity at Immunovant is 72.25% of his Immunovant base salary of $672,000. For more information on the annual cash bonus Dr. Venker received from Immunovant in respect of Fiscal 2025, see the section entitled “—Fiscal 2025 Immunovant Annual Cash Bonus Payment to Dr. Venker” below.

Corporate Goals for Fiscal 2025
Annually, the Compensation Committee sets pre-specified corporate goals and objectives for the fiscal year that are used to establish a corporate level achievement measure for our NEOs’ annual cash bonus opportunity. These corporate goals vary from year to year, but are largely based on specified commercial, clinical development and regulatory milestones for our Vants, as well as goals related to the in-licensing of new product candidates, value-creation at our healthcare technology Vants and other strategic objectives that the Compensation Committee views as key steps in the execution of our overall business strategy, with the ultimate goal of increasing shareholder value.
The Compensation Committee formulated the corporate goals and objectives for Fiscal 2025 after obtaining input from our CEO and other senior executives on our key strategic objectives for Fiscal 2025, as well as related risks and uncertainties. Based on this information, the Compensation Committee established performance-based corporate goals and objectives for Fiscal 2025 that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The Fiscal 2025 corporate goals were also weighted based on their importance to the business and the value the achievement of those goals could provide to shareholders.
The corporate goals for Fiscal 2025 focused on the following key objectives:

Goal		Weighting
•	Execute on regulatory, clinical development and other key initiatives at the Vants, including submission of regulatory filings, positive data readouts from ongoing clinical trials and initiation and enrolment of new clinical trials	70%
•	Identify and in-license new mid- or late-stage clinical assets	20%
•	Other strategic goals and objectives, including investor relations and corporate development goals, and goals related to value creation at our healthcare technology Vants	10%

The Compensation Committee approved our corporate goals and objectives for Fiscal 2025 in July 2025.
Shortly after the end of each fiscal year, the Compensation Committee, with input from our CEO and other members of senior management, reviews our corporate performance against these pre-specified corporate goals and objectives. The goals each include a “base case” achievement level (100% achievement); in certain cases, they also include a “stretch case” achievement level (150% achievement) and an “outstanding case” achievement level (200% achievement). If achievement is below the established base case threshold level of corporate performance, the Compensation Committee sets the score for that metric between 0% and 100%, based on the Compensation Committee’s assessment of corporate performance against that objective. If we achieve the particular base case objective, the Compensation Committee will authorize a payment of up to 100% of the portion of the overall opportunity allocated to that goal. If we exceed the objective by achieving certain stretch case or outstanding case goals, the Compensation Committee may authorize a higher payment for that objective of up to 200% of the overall opportunity allocated to that element.
Achievement of Corporate Goals for Fiscal 2025 & Fiscal 2025 Annual Cash Bonus Determinations
In April 2026, the Compensation Committee met to consider how we had performed against the pre-specified corporate goals and objectives established by the Compensation Committee for Fiscal 2025. The Compensation Committee’s scoring of our performance against these goals is set out below, along with a summary of the relevant corporate achievements related to those goals.

Goal & Achievement			Weighting	Weighted Score
•	Goal: Execute on regulatory, clinical development and other key initiatives at the Vants, including submission of regulatory filings, positive data readouts from ongoing clinical trials and initiation and enrolment of new clinical trials		70%	120%
•	Corporate Achievements:
	○	Strong enrollment in Immunovant’s clinical programs
	○	Announced positive data for brepocitinib in DM and NDA submission accepted with Priority Review
	○	Strong enrollment in Priovant’s clinical programs
	○	Strong enrollment in Pulmovant’s clinical programs
	○	Positive outcome in Genevant’s LNP litigation against Moderna
•	Goal: Identify and in-license new mid- or late-stage clinical assets		20%	0%
•	Corporate Achievement: No achievement (no new in-licensing transactions in Fiscal 2025)

Goal & Achievement		Weighting	Weighted Score
•	Goal: Other strategic goals and objectives, including investor relations and corporate development goals, and goals related to value creation at our healthcare technology Vants	10%	8%
•	Corporate Achievement: Partial achievement across multiple categories
•	Total:	100%	128%

The Compensation Committee made an independent determination regarding our performance against the corporate goals for Fiscal 2025, as reflected in the “Weighted Score” column above, taking into account and receiving input from our CEO and senior management team. Based on this assessment, the Compensation Committee determined that our corporate performance for Fiscal 2025 equated to an aggregated, weighted achievement level of 128%.
Having determined the Fiscal 2025 achievement level for our corporate goals, the Compensation Committee then translated that achievement level into annual cash bonus payments for our NEOs based on the process described above. For Fiscal 2025, all NEOs received payments based on our corporate achievement level, without adjustment for individual performance. The dollar amount of both the target and actual annual cash bonus payments for our NEOs for Fiscal 2025, as approved by the Compensation Committee, are as follows:

NEO	Fiscal 2025 Base Salary	Target Annual Cash Bonus	Target Annual Cash Bonus	Corporate Performance	Annual Cash Bonus Payment
Matthew Gline	$725,000	100%	$725,000	128%	$928,000
Richard Pulik	$450,883	100%	$450,883	128%	$577,130
Mayukh Sukhatme, M.D.	$550,000	100%	$550,000	128%	$704,000
Eric Venker, M.D.(1)	*	*	$25,833	128%	$33,066
Frank Torti, M.D.	$725,000	100%	$725,000	128%	$928,000

(1)
Dr. Venker was appointed to serve as Immunovant’s Chief Executive Officer effective April 21, 2025; he continues to serve in a role at RSI with the title of President and Immunovant CEO. Dr. Venker was eligible to receive an annual cash bonus from RSI covering the period from April 1, 2025 through April 20, 2025 (inclusive), prior to his start-date as Immunovant’s Chief Executive Officer, at his then-in-effect target annual cash bonus opportunity of 75% of his then-in-effect RSI base salary of $620,000, resulting in a pro-rated RSI annual cash bonus payment for Fiscal 2025 of $33,066 using the 128% corporate performance score described above. Following his appointment as Immunovant’s Chief Executive Officer, Dr. Venker is no longer eligible for an annual cash bonus from RSI and is only eligible for an annual cash bonus from Immunovant in connection with his service to Immunovant. His target annual cash bonus opportunity at Immunovant is 72.25% of his Immunovant base salary of $672,000. For more information on the annual cash bonus Dr. Venker received from Immunovant in respect of Fiscal 2025, see the section entitled “—Fiscal 2025 Immunovant Annual Cash Bonus Payment to Dr. Venker” below.

Fiscal 2025 Immunovant Annual Cash Bonus Payment to Dr. Venker
Immunovant’s Compensation Committee follows a separate, independent process for compensation determinations (including for annual performance-based cash compensation) for its executive officers, including for Dr. Venker in his capacity as Chief Executive Officer of Immunovant. As Immunovant disclosed in its Proxy Statement for its Annual Meeting of Shareholders, filed with the SEC on July 22, 2026, Immunovant’s Compensation Committee has established an annual bonus program with pre-established corporate performance goals relating to progression of Immunovant’s registrational trials evaluating IMVT-1402 in endocrinology and neurology indications, progression of Immunovant’s proof of concept trials evaluating IMVT-1402 in rheumatology and dermatology indications; and progression of chemistry, manufacturing and controls activities aligned with Immunovant’s strategic goals. These goals were set in a manner intended to be challenging but achievable with strong management performance. Payouts under the annual bonus program could range from 0% to 200% of target, based on performance. After assessing achievement against the goals established under the annual bonus program, Immunovant’s Compensation Committee recommended to its Board of Directors that achievement be certified at 110% of target performance. Based on that achievement level and his target bonus opportunity of 72.25% of his base salary of $672,000, Dr. Venker received an annual cash bonus payment from Immunovant of $503,345 (prorated for Dr. Venker’s start date of April 21, 2025).

One-Time Cash Retention Bonus Payments
The Compensation Committee generally intends to provide short-term compensation in the form of one-time cash retention bonuses only in rare circumstances as warranted by the situation and in a very judicious and limited manner. The Compensation Committee views any such grants to the NEOs as a special and exceptional event to meet the Company’s needs during a specific period or for a specific purpose, such as to support the retention of key executives during periods of significant business transformation, recognize extraordinary contributions, address succession planning considerations or respond to other unique circumstances that are not adequately addressed through the Company’s annual compensation framework. Any such award is evaluated on a case-by-case basis, taking into account the underlying business rationale, the executive’s role and responsibilities, retention considerations and alignment with long-term shareholder value creation. Consistent with this philosophy, the Compensation Committee continues to carefully evaluate the executive compensation program to ensure that it appropriately aligns executive and shareholder interests and maintains a strong connection between pay and performance. Where one-time awards are granted, the Committee is committed to providing transparent disclosure regarding the rationale for and structure of such awards.
In December 2023, the Board of Directors established a broad-based employee cash retention bonus program (the “Cash Bonus Program”) for eligible employees of the Company. The aggregate amount of the special one-time cash retention bonuses under this program payable to Mr. Pulik was $2,800,000. This cash retention bonus vested and became payable as follows: (i) 50% of the retention bonus vested and was paid in Fiscal 2023, (ii) 25% of the retention bonus vested and was paid in Fiscal 2024 and (iii) the remaining 25% of the retention vested and was paid in Fiscal 2025. The amounts reported in the Summary Compensation Table below for Fiscal 2025 include the portion of the cash retention bonus award made to Mr. Pulik ($700,000) that vested and was paid in Fiscal 2025.
Consistent with the terms of the Cash Bonus Program described above, which was approved by the Company’s Board of Directors in December 2023, Mr. Gline and Dr. Venker received one-time cash retention awards, 75% of which vested and were paid in Fiscal 2024. The amounts reported in the Summary Compensation Table below for Fiscal 2025 include the portion of the cash retention bonus award made to Mr. Gline ($1,431,250) and Dr. Venker ($1,866,250) that vested and was paid in Fiscal 2025.
In addition, in connection with Dr. Torti’s entry into a new employment agreement in July 2025 and his appointment as our President and Vant Chair, and in recognition of the fact that Dr. Torti did not participate in the Cash Bonus Program described above, the Compensation Committee approved a one-time, lump sum cash retention award to Dr. Torti of $7.5 million.
Long-Term Incentives: Equity-Based Compensation
The Compensation Committee has designed the long-term incentive equity opportunities for the NEOs to motivate them to achieve multi-year strategic goals and deliver sustained long-term value to shareholders, while at the same time monitoring the overall dilutive effect of the equity granted. These long-term incentive equity awards create a strong link between corporate performance and individual compensation, and thus a direct alignment between the interests of our NEOs and other employees and the interests of our shareholders. Long-term incentive equity awards also promote retention, because NEOs and other employees will only receive value if they remain employed by us over the required term. These incentive equity awards also foster an ownership culture among our executive officers and other employees by making them shareholders with a personal stake in the value they are incentivized to create and sustain. While ever-cognizant of the level of potential dilution of existing shareholders, the Compensation Committee balances that consideration with the goal of attracting, motivating and retaining executive officers and other employees by granting equity widely within the Company, giving the entire team a common incentive to work together to create shareholder value.
With these goals in mind, as in prior years, the Compensation Committee took a multi-faceted and customized approach to annual incentive equity awards for our NEOs in Fiscal 2025:
•
No New Incentive Equity Awards for NEOs Receiving Multi-Year Grants in Fiscal 2024: Our Chief Executive Officer, Matthew Gline, and our President and Chief Investment Officer, Mayukh Sukhatme, M.D., were not eligible for new annual incentive equity awards in Fiscal 2025, as they received front-loaded, multi-year incentive equity awards, including PSUs, under the Senior Executive Compensation Program in Fiscal 2024. For more information on those awards, please refer to the section entitled “—Update on Senior Executive Compensation Program” below.

•
Senior Executive Compensation Program Awards Granted to Dr. Torti: In recognition of his important role at the Company, our President and Vant Chair, Frank Torti, M.D., was granted front-loaded, multi-year incentive equity awards consisting of RSUs and PSUs pursuant to the Senior Executive Compensation Program, consistent with the awards granted to Mr. Gline and Dr. Sukhatme in Fiscal 2024. For more information on those awards, please refer to the section entitled “—Update on Senior Executive Compensation Program” below.

•
Mix of Roivant and Immunovant Incentive Equity Awards Granted to Dr. Venker: In connection with his transition to the role of Immunovant’s Chief Executive Officer in Fiscal 2025, and in recognition of the significant role he continues to play at Roivant as our President, Eric Venker, M.D., received a mix of incentive equity awards from both Roivant and Immunovant. The Immunovant equity awards were independently approved by the Immunovant Compensation Committee. For more information on those awards, please refer to the section entitled “—Roivant and Immunovant Equity Awards Granted to Dr. Venker” below.

•
Standard Annual Incentive Equity Awards for Other Senior Executives: Our Chief Financial Officer, Richard Pulik, received annual RSU and stock option awards benchmarked against awards to CFOs in our peer group. For more information on those awards, please refer to the section entitled “—Equity Awards Granted to Mr. Pulik” below.

Update on Senior Executive Compensation Program
In Fiscal 2024, the Compensation Committee granted multi-year performance- and time-based equity awards under the Senior Executive Compensation Program to Mr. Gline, Dr. Sukhatme and Dr. Venker. These awards were made in recognition of the fact that Roivant has a unique operating model that is differentiated from “big pharma” and other biotech companies. Historically, our success has been driven by the leadership, vision, energies and efforts of a small number of senior executives, including Mr. Gline, Dr. Sukhatme and Dr. Venker. The Senior Executive Compensation Program was designed to incentivize Mr. Gline, Dr. Sukhatme and Dr. Venker to drive long-term, transformational shareholder value creation and to provide strong, consistent leadership for the Company by retaining them and motivating them to lead the next phase of Roivant’s growth and, consistent with our “pay for performance” philosophy, to align their incentives with our long-term, large-scale strategic objectives.
As previously disclosed in last year’s proxy statement, in Fiscal 2025, in recognition of Dr. Torti’s central role at the Company and his appointment as an executive officer of the Company, the Compensation Committee expanded the Senior Executive Compensation Program to include multi-year grants of RSUs and PSUs to Dr. Torti. As it did in Fiscal 2024 for the grants made to Mr. Gline, Dr. Sukhatme and Dr. Venker, in granting these awards to Dr. Torti, the Compensation Committee, together with its independent compensation consultant Aon, and in consultation with the independent members of our Board of Directors, considered and evaluated a number of factors, including:
•
the unique nature of Roivant and its business model, which, in many cases, has similarities to the investor-centric, value-driven approach of venture capital firms, private equity firms or hedge funds;

•
market data provided by Aon, including with respect to transformational incentive equity grants made by other companies both in biopharma and across other industries where senior leaders are provided performance incentives for generating significant returns for their investors;

•
the need to retain and motivate Dr. Torti over the long-term, including in light of the fact that the prior multi-year stock option award granted to Dr. Torti would be fully vested as of March 31, 2026 and needed to be “refreshed” to provide continued long-term incentives for Dr. Torti, with accompanying retention aspects; and

•
the need to align Dr. Torti’s incentives with the next stage of Roivant’s growth and development by providing him with opportunities for rewards for achievement of performance goals that directly correlate to the creation of shareholder value.

As previously disclosed in last year’s proxy statement, below is a summary of the incentive equity awards granted to Dr. Torti in Fiscal 2025, as well as the awards granted to Mr. Gline, Dr. Sukhatme and Dr. Venker in Fiscal 2024, under the Senior Executive Compensation Program:

NEO	Title	Grant Date	PSUs (at max) (#)	RSUs (#)	Stock Options (#)
Matthew Gline	Chief Executive Officer	7/26/2024	14,450,000	2,754,821	—
Mayukh Sukhatme, M.D.	President and Chief Investment Officer	7/26/2024	17,000,000	1,836,547	—
Eric Venker, M.D.(1)	President and Immunovant CEO	7/26/2024	*	204,000	409,000
Frank Torti, M.D.	President and Vant Chair	7/30/2025	11,900,000	1,836,547	—

(1)
Dr. Venker’s PSUs have not been granted, but rather are subject to, and may in the future be granted in accordance with, the terms of the Venker PSU Opportunity Letter (as defined below). See below under “—Venker PSU Opportunity Letter” for more information.

PSUs
While we have historically granted equity incentive awards to our senior executives consisting largely of time-based stock options and RSUs, the Compensation Committee determined to grant multi-year performance-based PSU awards under the Senior Executive Compensation Program to each of Mr. Gline and Dr. Sukhatme (in Fiscal 2024) and to Dr. Torti (in Fiscal 2025) in order to:
•	increase the alignment of our executives’ interests with those of our shareholders by linking performance vesting directly to stock price appreciation;
•
ensure the stability and continuity of our leadership team following a transformative period for Roivant, using our strong balance sheet to expand our product pipeline and invest in developing and commercializing our existing pipeline and products; and

•	incentivize extraordinary shareholder value creation over several years.
The PSUs granted to Mr. Gline and Dr. Sukhatme (in Fiscal 2024) and to Dr. Torti (in Fiscal 2025) consist of six vesting tranches tied to the same share price hurdles, with the same percentage of PSUs for each of Mr. Gline, Dr. Sukhatme and Dr. Torti allocated to each such tranche as set forth in the table below. Each tranche of PSUs vests on the first date that both the “Performance Condition” and the “Service Condition” applicable to such tranche has been satisfied. The “Performance Condition” will be deemed satisfied for each tranche on the first date, during the performance period commencing on July 26, 2024 (or, in the case of the award to Dr. Torti, July 30, 2025) and ending, in each case, on July 26, 2029 (the “Performance Period”), when the Company’s trailing 30-day volume weighted average trading price per share (“30-Day VWAP”) for trading days during the Performance Period exceeds the specified share price hurdle set forth in the table below:

Tranche	% of PSUs	Share Price Hurdle (per share)
First Tranche	14.71%	$15.00
Second Tranche	7.35%	$17.50
Third Tranche	8.82%	$20.00
Fourth Tranche	11.77%	$22.50
Fifth Tranche	22.06%	$25.00
Sixth Tranche	35.29%	$30.00

These six share price hurdles represented share price increases of approximately 39%, 62%, 85%, 108%, 131% and 178%, respectively, over our share price on July 26, 2024, the beginning of the Performance Period for the PSUs, reflecting rigorous price targets relative to our stock price at the time the Compensation Committee first granted the awards. Because the PSUs granted to Dr. Torti in Fiscal 2025 are subject to the same price hurdles and the same July 26, 2029 Performance Period end date, achievement for all three executives is measured against the same absolute share price targets. The awards accordingly were designed to incentivize Mr. Gline, Dr. Sukhatme and Dr. Torti to drive long-term, transformational shareholder value creation, to provide strong, consistent leadership for the Company by retaining these executives and motivating them to lead the next phase of Roivant’s growth and, consistent with our “pay for performance” philosophy, to align their incentives with our long-term, large-scale strategic objectives.

In Fiscal 2025, in part through the extraordinary efforts of these executives, the Company’s share price increased by 175%, measured from the last business day of Fiscal 2024 through and including the last business day of Fiscal 2025, and the Company’s market capitalization increased by more than $12.5 billion over the same period. As a result of this share price increase the first five tranches of the PSUs, with share price hurdles ranging from $15.00 per share to $25.00 per share, satisfied the Performance Condition applicable to those tranches. The dates that those tranches of PSUs satisfied the Performance Condition are set forth in the table below:

Tranche	Date of Satisfaction of Performance Condition
First Tranche	October 16, 2025
Second Tranche	November 6, 2025
Third Tranche	December 4, 2025
Fourth Tranche	February 6, 2026
Fifth Tranche	February 27, 2026

The Sixth Tranche of PSUs, with a share price hurdle of $30.00 per share, subsequently satisfied the Performance Condition applicable to that tranche of PSUs on June 23, 2026, after the end of Fiscal 2025, when the Company’s 30-Day VWAP first exceeded $30.00 per share.
We believe these awards help motivate and incentivize our NEOs to achieve transformative value creation for our shareholders. The table and graph below each illustrate the cumulative Total Shareholder Return (“TSR”) realized on a hypothetical $100 investment in Roivant made on July 26, 2024, the beginning of the Performance Period for the PSUs, valued as of the date each tranche of PSUs satisfied the Performance Condition and a hypothetical $100 investment in the Nasdaq Biotechnology Index (“NBI”), by comparison:

	Commencement of Performance Period	First Tranche Satisfaction	Second Tranche Satisfaction	Third Tranche Satisfaction	Fourth Tranche Satisfaction	Fifth Tranche Satisfaction	Sixth Tranche Satisfaction
ROIV Share Price(1)	$10.80	$17.11	$20.57	$21.18	$25.82	$28.94	$32.21
TSR on $100 investment in ROIV(2)	$100.00 (baseline)	$158.43 (+58%)	$190.46 (+90%)	$196.11 (+96%)	$239.07 (+139%)	$267.96 (+168%)	$298.24 (+198%)
TSR on $100 investment in NBI(3)	$100.00 (baseline)	$105.35 (+5%)	$108.71 (+9%)	$117.73 (+18%)	$122.14 (+22%)	$123.38 (+23%)	$126.33 (+26%)

(1)
The share prices reflected here are the closing prices for Roivant’s common shares as reported by Nasdaq on the date each of the share price hurdles was first achieved. As noted above, the share price hurdles were based on a 30-Day VWAP, not the closing prices reflected here.

(2)
TSR assumes $100 was invested in Roivant at the market close on July 26, 2024 and is calculated by dividing (i) the difference between Roivant’s share price at the market close at the end of each share price hurdle measurement period (October 16, 2025 for the First Tranche; November 6, 2025 for the Second Tranche; December 4, 2025 for the Third Tranche; February 6, 2026 for the Fourth Tranche; February 27, 2026 for the Fifth Tranche; and June 23, 2026 for the Sixth Tranche) and Roivant’s share price at the market close at the beginning of the measurement period (July 26, 2024) by (ii) Roivant’s share price at the market close at the beginning of the measurement period (July 26, 2024). On June 23, 2026, February 27, 2026, February 6, 2026, December 4, 2025, November 6, 2025, October 16, 2025 and July 26, 2024, the per share closing prices for Roivant’s common shares were $32.21, $28.94, $25.82, $21.18, $20.57, $17.11 and $10.80, respectively. No dividends were paid for any periods presented.

(3)
TSR assumes $100 was invested in the Nasdaq Biotechnology Index at the market close on July 26, 2024 and is calculated by dividing (i) the difference between the Nasdaq Biotechnology Index price at the market close at the end of each share price hurdle measurement period (October 16, 2025 for the First Tranche; November 6, 2025 for the Second Tranche; December 4, 2025 for the Third Tranche; February 6, 2026 for the Fourth Tranche; February 27, 2026 for the Fifth Tranche; and June 23, 2026 for the Sixth Tranche) and the Nasdaq Biotechnology Index share price at the market close at the beginning of the measurement period (July 26, 2024) by (ii) the Nasdaq Biotechnology Index share price at the market close at the beginning of the measurement period (July 26, 2024). On June 23, 2026, February 27, 2026, February 6, 2026, December 4, 2025, November 6, 2025, October 16, 2025 and July 26, 2024, the per share closing prices for the Nasdaq Biotechnology Index were $6,185.56, $6,041.31, $5,980.36, $5,764.74, $5,322.95, $5,158.30 and $4,896.50, respectively. The closing prices reflect the price-return version of the Nasdaq Biotechnology Index and do not reflect reinvestment of cash dividends paid by index constituents.

As previously noted, in addition to the Performance Condition applicable to the PSU, there is both a Service Condition and a post-vesting holding period applicable to the PSUs, as described in more detail below. Accordingly, even in light of the extraordinary value created for our shareholders over the Performance Period, these awards are designed to continue to motivate and retain our senior executives, and to align their interests with those of our shareholders, by ensuring that this value creation is sustained over the long term.
The “Service Condition” with respect to each tranche of PSUs will be deemed satisfied on the first anniversary of the date on which the Performance Condition is first satisfied with respect to such tranche, as specified above, subject to the executive’s continuous service through such anniversary. In the event an executive’s employment is terminated (x) by the Company without “cause” (as defined in the executive’s employment agreement), (y) due to the executive’s termination due to death or “disability” (as defined in the award agreement) or (z) due to the executive’s resignation for “good reason” (as defined in the executive’s employment agreement), any tranche of PSUs that has previously satisfied the Performance Condition shall be deemed to fully vest as of the executive’s termination date, and any tranche of PSUs that has not previously satisfied the Performance Condition will be forfeited in its entirety.
In order to further align the long-term interests of our executives with those of our shareholders, the Compensation Committee designed the PSUs to have a post-vesting holding period. Specifically, following the achievement of both the Performance Condition and the Service Condition and the vesting of any tranche of the PSUs, the common shares underlying the applicable vested tranche of PSUs are subject to a further two-year holding period before such common shares may be sold by the executive. The two-year holding period will not apply with respect to any common shares that may be withheld, tendered or sold to satisfy applicable withholding tax obligations, and the two-year holding period will also cease to apply in the event of a change in control or following the executive’s termination due to death or “disability” (as defined in the award agreement). PSUs that have satisfied the Performance Condition prior to the change in control shall remain outstanding and eligible to vest based on satisfaction of the Service Condition following the change in control.
Venker PSU Opportunity Letter
While the Compensation Committee has not granted Dr. Venker PSUs under the Senior Executive Compensation Program, the Compensation Committee approved entry into a letter agreement with Dr. Venker (the “Venker PSU Opportunity Letter”) pursuant to which Dr. Venker has the opportunity to receive a future grant of PSUs in the sole discretion of the Compensation Committee based on a quarterly assessment as to whether Dr. Venker has made contributions to the Company’s business that include value delivery beyond and outside the normal operating context (including based on specified criteria established in the future by the Compensation Committee) (the “Contribution Condition”). If the Compensation Committee determines that Dr. Venker has satisfied the Contribution Condition on or prior to the five-year anniversary of the Venker PSU Opportunity Letter, the Compensation Committee will approve a grant to Dr. Venker of up to 11,900,000 PSUs in the aggregate, substantially on the terms described above for Mr. Gline, Dr. Sukhatme and Dr. Torti, provided that for any PSUs so awarded to Dr. Venker: (i) the start date of the “Performance Period” will be the date of the Venker PSU

Opportunity Letter and (ii) the Service Condition requirement for the PSUs will be measured from the actual grant date of the PSUs (not the date of the Venker PSU Opportunity Letter). To the extent that the Compensation Committee determines in its sole discretion that Dr. Venker has not satisfied the Contribution Condition on or prior to the five-year anniversary of the Venker PSU Opportunity Letter, the opportunity to receive such PSUs will be forfeited and cancelled in its entirety without any payment to Dr. Venker.
RSUs
The Compensation Committee determined to grant time-based vesting RSUs to Mr. Gline, Dr. Sukhatme and Dr. Venker (in Fiscal 2024) and to Dr. Torti (in Fiscal 2025) as part of the Senior Executive Compensation Program because these awards deliver value even during periods of stock market or stock price underperformance, and reinforce an ownership culture and commitment to the Company. Further, this component also helps keep together this team of executives who are critical to our business and the execution of our long-term strategic plan. The RSUs were granted to complement the multi-year PSUs granted to Mr. Gline and Dr. Sukhatme (in Fiscal 2024) and Dr. Torti (in Fiscal 2025)—specifically, while the PSUs incentivize our executives to achieve significant stock price appreciation, the RSUs help ensure that the stock price appreciation is sustained over the long-term, as the ultimate value of the RSUs is directly linked to our future share price. The RSUs also foster an ownership culture among our executive officers by making executive officers become shareholders with a greater personal stake in the value they are incentivized to create. The combination of these awards encourages prudent decision-making and risk management and creates a balanced focus on short-term and long-term performance that supports sustainable, long-term shareholder value creation.
The RSUs granted to Dr. Torti in Fiscal 2025 (similar to the RSUs granted to Mr. Gline and Dr. Sukhatme in Fiscal 2024) are designed to equal five years’ worth of annual RSU awards at the 50th percentile of grants to senior officers among our peer companies and are intended, together with the PSUs, to be the only incentive equity awards granted to Dr. Torti until 2030, when the service vesting period for these RSUs concludes. Accordingly, these RSUs are scheduled to vest over approximately a five-year period, with 20% of the RSUs having vested on March 31, 2026, and the remaining RSUs thereafter vesting in a series of 16 successive equal quarterly installments, subject to the executive’s continuous service through the applicable vesting date. This vesting schedule extends the approximately five-year vesting period for these awards into 2030.
In the event Dr. Torti’s continuous service is involuntarily terminated without “cause” within 30 days prior to or 12 months following the date of the consummation of a change in control, all such RSUs held by Dr. Torti will become fully vested.
Roivant and Immunovant Equity Awards Granted to Dr. Venker
In connection with his appointment as Chief Executive Officer of Immunovant, and in recognition of the important role he will continue to play for Roivant as President, in Fiscal 2025 the Compensation Committees of each of Roivant and Immunovant approved (in respect of the awards granted by the relevant company), the following incentive equity awards to Dr. Venker:
•
Roivant Award: Dr. Venker received an award of 198,413 Roivant RSUs. The RSUs vest over a four-year period, with 25% of the RSUs having vested on May 20, 2026 and the remaining RSUs vesting in 12 equal quarterly installments thereafter, subject to Dr. Venker’s continuous service through the applicable vesting date. In the event Dr. Venker’s continuous service is involuntarily terminated without “cause” within 12 months following the date of the consummation of a change in control of Roivant, all of the RSUs will become fully vested.

•	Immunovant Awards: Dr. Venker received the following incentive equity awards from Immunovant:
○
Stock Option Award: Award of 1,489,900 stock options to purchase Immunovant common stock that vest over a four-year period, with 25% of the shares subject to the option vesting one year from April 21, 2025 and the balance vesting in a series of 12 successive equal quarterly installments thereafter, subject to Dr. Venker’s continued service to Immunovant through each applicable vesting date. To support long-term alignment with the interests of Immunovant’s stockholders, the shares of common stock underlying 1,300,000 of these common stock options, following a vesting event, are subject to a two (2) year holding period following such vesting event before such shares can be sold, unless Dr. Venker receives prior written consent from the Board, provided that Dr. Venker may sell such shares pursuant to any sell-to-cover transaction or dispose of such shares withheld to satisfy any applicable tax withholding obligations due to the exercise of the option award. The other 189,900 shares of common stock underlying the stock options granted to Dr. Venker had an aggregate grant date fair value of $2,250,000 (the “Dollar Option Award”), with the number of shares underlying the Dollar Option Award determined using an estimated “Black-Scholes” value based on the 30-day trailing average price of Immunovant’s common stock on the Nasdaq Global Select Market as of the grant date of the award. Pursuant to Dr. Venker’s employment agreement with Immunovant, these options will immediately accelerate and vest in full and become exercisable following a change in control of Immunovant (as defined in the Immunovant, Inc. 2019 Equity Incentive Plan (the “2019 IMVT Plan”)). Dr. Venker’s initial stock option award was generally sized to align with benchmarking (to the 50th percentile) against new CEO hires for comparable companies in Immunovant’s industry.
○
CVAR Award: Award of 1,475,000 capped value appreciation rights (“CVARs”) relating to Immunovant common stock. The CVAR award will vest and settle into shares of Immunovant common stock upon the satisfaction of the applicable vesting and other requirements. The service-vesting requirement applicable to the CVAR Award is satisfied as follows: (i) 25% of CVAR Award service-vested on April 1, 2026; and (ii) the remaining 75% of the CVAR Award service-vests in 12 equal quarterly installments thereafter. The performance-vesting requirement applicable to the CVAR Award, which was tied to the achievement of a specified clinical development activity at Immunovant, was met as of March 31, 2026. In addition, a “knock-in” requirement applicable to the CVARs requires that for any tranche of the CVAR award to become vested prior to the expiration date of the award, the price of Immunovant’s common stock on a service-vesting date (or a subsequent annual re-measurement date before expiration) must be equal to or greater than $16.76 per share. These CVARs will immediately accelerate and vest in full if Dr. Venker is involuntarily terminated without cause within twelve months following a change in control of Immunovant (as defined in the 2019 IMVT Plan). Upon satisfaction of these vesting conditions (such portion of the CVAR award, the “Vested CVARs”), the CVAR award will entitle Dr. Venker to a payment equal to the product of (i) the number of Vested CVARs multiplied by (ii) the excess (if any) of (A) the fair market value of a share of Immunovant common stock as of the relevant vesting date (capped at $16.76 per share) over (B) the applicable hurdle price of $14.46 (the “CVAR Amount”). The CVAR award will then settle into a number of shares of Immunovant common stock determined by dividing (i) the applicable CVAR Amount by (ii) the fair market value of a share of common stock on the applicable payment date, which will be issued shortly following the applicable vesting date. Following the vesting of any portion of the CVAR award, 87.25% of the shares of common stock issued to Dr. Venker will be subject to a two-year holding period during which Dr. Venker cannot sell or otherwise transfer such shares (subject to limited exceptions, including for the satisfaction of tax withholding obligations). This award was structured to incentivize the execution of clinical goals designed to be challenging but achievable with strong management performance, with an additional focus on stock price performance.

Equity Awards Granted to Mr. Pulik
The Compensation Committee takes into account a number of factors when making determinations regarding long-term incentive equity awards to our senior executives, including to our Chief Financial Officer, Mr. Pulik. These considerations include (i) equity grant levels and the overall pay mix in peer group companies; (ii) the senior executives’ role, skills and experience and the critical nature of their contributions to the Company, including in the fiscal year under review; and (iii) the importance of maintaining a consistent leadership team, among other things. The grants vary based on these factors. This portion of total direct compensation is variable and directly aligned with shareholder interests. We continue to manage award amounts, with a goal of maintaining broad-based equity participation, delivering value that is aligned with our compensation philosophy and proactively managing our share usage as well as dilution during a period of rapid growth.
In Fiscal 2025, the annual equity grants to Mr. Pulik consisted of stock options and RSUs granted in April 2025, as follows:
•
Stock Option Award: An award of 180,413 Roivant stock options with an exercise price of $10.04 per share, representing the closing share price on the grant date of the stock option award, and a vesting commencement date of April 20, 2025. These options vest and become exercisable (i) 25% on the first anniversary of the vesting commencement date and (ii) in thirty-six (36) successive equal monthly installments thereafter, measured from the first anniversary of the vesting commencement date, subject to Mr. Pulik’s continuous service through each applicable vesting date.
•
RSU Award: Award of 141,464 RSUs with a vesting commencement date of April 20, 2025. These RSUs vest (i) 25% on the date thirteen (13) months from the vesting commencement date and (ii) in twelve (12) successive equal quarterly installments thereafter, measured from the date thirteen (13) months from the vesting commencement date, subject to Mr. Pulik’s continuous service through each applicable vesting date.

Agreements with Our NEOs
We have entered into employment agreements with each of our named executive officers, which are described in further detail below and which generally include the officer’s base compensation, annual target bonus opportunity, entitlement to participate in our health and welfare benefit plans and certain restrictive covenants and severance entitlements on qualifying terminations of employment. These agreements provide for customary non-competition and non-solicitation covenants that apply during the term of the NEO’s employment and at least 12 months thereafter. In addition, the agreements contain standard confidentiality and non-disparagement provisions that apply during the term of the NEO’s employment and perpetually thereafter.
We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to their officers. These severance benefits may consist of a payment equal to a specified number of months of base salary continuation, payment of premiums for continued health insurance coverage for a specified period of time, an amount determined by reference to the executive’s annual performance-based cash incentive and accelerated vesting of equity or an extension of time in which to exercise stock options.
We provide severance benefits outside of the change in control context if our NEO’s employment is terminated without cause, or if the executive terminates employment for good reason, as each of those terms are defined in the employment agreements, subject to the executive officer’s execution of an effective release of claims. The Company believes that it is appropriate to provide severance in these instances to bridge executives to new employment, particularly in view of the restrictive covenant agreements that our executives have signed with the Company.
We provide enhanced severance benefits in the change in control context because we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. The Company believes it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. As such, we provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our shareholders, despite the potential negative consequences such transactions may have on them personally.
We believe that the severance benefits provided to our executive officers under their offer letters or employment agreements are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.
Matthew Gline
Mr. Gline is party to an employment agreement with RSI, dated May 14, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Gline’s employment agreement, Mr. Gline’s annual base salary is $725,000, which is subject to adjustment at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. In addition, Mr. Gline is eligible to receive a discretionary annual performance bonus, with a target equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Gline’s performance, as well as business conditions at the Company. Mr. Gline will also be eligible to receive discretionary periodic or annual incentive equity awards, based on Mr. Gline’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Gline is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.

Pursuant to Mr. Gline’s employment agreement, in the event Mr. Gline’s employment is terminated by RSI without “cause” (other than due to Mr. Gline’s death or “disability”) or Mr. Gline resigns for “good reason” (each as defined in Mr. Gline’s employment agreement), then, subject to Mr. Gline’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Gline will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Mr. Gline becomes eligible for coverage under a subsequent employer’s group health insurance plan).
Richard Pulik
Mr. Pulik is party to an employment agreement with RSI, dated August 31, 2021, which provides for at-will employment and no specified term of employment. Pursuant to Mr. Pulik’s employment agreement, his annual base salary is subject to adjustment from time to time at the discretion of the Compensation Committee and was $450,883 for Fiscal 2025. Mr. Pulik is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Mr. Pulik’s performance, as well as business conditions at the Company. Mr. Pulik is also eligible to receive discretionary periodic or annual incentive equity awards, based on Mr. Pulik’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Mr. Pulik is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Mr. Pulik’s employment agreement, in the event Mr. Pulik’s employment is terminated by RSI without “cause” (other than due to Mr. Pulik’s death or “disability”) or Mr. Pulik resigns for “good reason” (each as defined in Mr. Pulik’s employment agreement), then, subject to Mr. Pulik’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Mr. Pulik will be entitled to receive (i) continued payment of his base salary for six months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to 50% of his target annual bonus for the year of termination, payable in six equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for six months following the date of his termination (or, if earlier, until the date Mr. Pulik becomes eligible for coverage under a subsequent employer’s group health insurance plan).
Mayukh Sukhatme
Dr. Sukhatme is party to an employment agreement with RSI, dated May 19, 2020, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Sukhatme’s employment agreement, Dr. Sukhatme’s annual base salary is $550,000, which may be adjusted upward (but not downward) from time to time in the discretion of the Board of Directors or the board of directors of RSI. Dr. Sukhatme is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the CEO of Dr. Sukhatme’s performance and the achievement of performance targets established by the Compensation Committee, as well as business conditions at the Company. Dr. Sukhatme is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Sukhatme’s employment agreement, in the event Dr. Sukhatme’s employment is terminated by RSI without “cause” (other than due to Dr. Sukhatme’s death or “disability”) or Dr. Sukhatme resigns for “good reason” (each as defined in Dr. Sukhatme’s employment agreement), then, subject to Dr. Sukhatme’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Sukhatme will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination (disregarding any reduction in base salary or target annual bonus that constitutes good reason), payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Sukhatme becomes eligible for coverage under a subsequent employer’s group health insurance plan).
In addition, in the event of a termination of Dr. Sukhatme’s employment due to his death or disability, subject to the execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, all service-based vesting conditions with respect to 50% of Dr. Sukhatme’s then-outstanding equity awards which are unvested will be immediately waived, and will thereafter otherwise remain subject to the other existing terms and conditions of such awards (including the achievement of any applicable performance-based vesting conditions and any liquidity event vesting conditions, as the case may be).
Eric Venker
Amended & Restated Employment Agreement with RSI
Dr. Venker is party to an amended and restated employment agreement with RSI, dated July 28, 2025, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Venker’s employment agreement with RSI, Dr. Venker’s annual base salary is $75,000, which is subject to adjustment at the discretion of the Compensation Committee. In addition, Dr. Venker is entitled to receive quarterly board fees in the amount of $3,125 per fiscal quarter (or such other amount as may be determined by Roivant) in respect of each private company affiliate of Roivant based in the United Kingdom for which Dr. Venker serves as a member of the board of directors. Dr. Venker’s annual base salary is reduced by the aggregate annual amount of such board fees payable to Dr. Venker. Dr. Venker is also eligible to receive a discretionary annual performance bonus for any fiscal year of RSI (or portion thereof) during which he is not also co-employed with Immunovant, with a target annual bonus equal to 75% of his annual base salary (without giving effect to any reductions in such base salary for board fees). The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Dr. Venker’s performance, as well as business conditions at the Company. For any fiscal year in which Dr. Venker is co-employed by Immunovant for the entirety of such fiscal year and is eligible to receive an annual cash bonus from Immunovant, Dr. Venker will not be eligible to earn an annual discretionary cash bonus from RSI in respect of such fiscal year. Dr. Venker will also be eligible to receive discretionary periodic or annual incentive equity awards, based on Dr. Venker’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Dr. Venker is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Venker’s employment agreement with RSI, in the event Dr. Venker’s employment is terminated by RSI without “cause” (other than due to Dr. Venker’s death or “disability”) or Dr. Venker resigns for “good reason” (each as defined in Dr. Venker’s employment agreement), then, subject to Dr. Venker’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Venker will be entitled to receive (i) continued payment of his base salary (without giving effect to any reductions in such base salary for board fees) for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Venker becomes eligible for coverage under a subsequent employer’s group health insurance plan). However, in the event that Dr. Venker and Immunovant mutually agree to continue his employment with Immunovant, then Dr. Venker shall not have any right to the above-described severance benefits from RSI (and instead, Dr. Venker will have severance protections from Immunovant, as set forth under his employment agreement with Immunovant).
Employment Agreement with Immunovant, Inc.
Dr. Venker is also party to an employment agreement with IMVT Corporation (a subsidiary of Immunovant), dated July 28, 2025, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Venker’s employment agreement with Immunovant, Dr. Venker’s annual base salary is $672,000, which is subject to adjustment at the discretion of the Compensation Committee. Dr. Venker is also eligible to receive a discretionary annual performance bonus for any fiscal year of Immunovant, with a target annual bonus equal to

72.25% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Immunovant Board of individual and company performance. Dr. Venker was also granted certain Immunovant option awards in connection with his appointment as Chief Executive Officer of Immunovant. Dr. Venker is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time.
Pursuant to Dr. Venker’s employment agreement with Immunovant, in the event Dr. Venker’s employment is terminated by Immunovant without “cause” (other than due to Dr. Venker’s death or “disability”) or Dr. Venker resigns for “good reason” (each as defined in Dr. Venker’s employment agreement), then, subject to Dr. Venker’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Venker will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with Immunovant’s customary payroll procedures, (ii) an amount equal to his target annual bonus for the year of termination, payable in 12 equal monthly installments following the date of his termination and (iii) monthly reimbursement of COBRA premiums (less active employee rates) for 12 months following the date of his termination (or, if earlier, until the date Dr. Venker becomes eligible for coverage under a subsequent employer’s group health insurance plan). However, in the event that Dr. Venker and RSI mutually agree to continue his employment with RSI, then Dr. Venker shall not have any right to the above-described severance benefits from Immunovant (and instead, Dr. Venker will have severance protections from RSI, as set forth under his employment agreement with RSI).
Frank Torti
Dr. Torti is party to an amended and restated employment agreement with RSI, dated July 28, 2025, which provides for at-will employment and no specified term of employment. Pursuant to Dr. Torti’s employment agreement, as amended, Dr. Torti’s annual base salary is $725,000, which is subject to adjustment at the discretion of the Compensation Committee. Dr. Torti is also eligible to receive a discretionary annual performance bonus, with a target annual bonus equal to 100% of his annual base salary. The actual amount of any annual bonus will be based on an assessment by the Compensation Committee of Dr. Torti’s performance, as well as business conditions at the Company. Dr. Torti will also be eligible to receive discretionary periodic or annual incentive equity awards, based on Dr. Torti’s performance and business conditions at the Company, as determined in the sole discretion of the Compensation Committee. Dr. Torti is also entitled to participate in the employee benefit plans and programs (including any medical, dental, vision, life and disability insurance benefit plans and 401(k) plan) as provided by RSI to similarly situated full-time employees from time to time. Dr. Torti is also entitled to reimbursement for annual tax planning services up to an aggregate annual amount of $35,000 per year (on a tax-equalized basis). Pursuant to Dr. Torti’s employment agreement, in the event Dr. Torti’s employment is terminated by RSI without “cause” (other than due to Dr. Torti’s death or “disability”) or Dr. Torti resigns for “good reason” (each as defined in Dr. Torti’s employment agreement), then, subject to Dr. Torti’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, Dr. Torti will be entitled to receive (i) continued payment of his base salary for 12 months following the date of his termination, payable in accordance with RSI’s customary payroll procedures and (ii) an amount equal to his target annual bonus for the year of termination, payable in accordance with RSI’s regular payroll over 12 months. In addition, under Dr. Torti’s employment agreement, he is also entitled to receive grants of incentive equity awards in certain Vant subsidiaries of the Company on which he serves on the board of directors, in each case subject to the approval of the board of directors of the applicable Vant, as well as certain rights related to his Vant equity. These Vant incentive equity awards typically have a one year vesting period, measured in twelve (12) successive equal monthly installments, starting from the date one month after the grant date, subject to Dr. Torti’s continuous service with the Vant or an affiliate through each applicable vesting date.
Employee Benefits
Benefit Plans
Our NEOs participate in employee benefit programs available to our employees generally, including health, dental and vision insurance and a tax-qualified 401(k) plan maintained by RSI.

401(k) Plan
RSI maintains a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. The 401(k) plan is intended to qualify as a tax-qualified plan under the Internal Revenue Code, and our NEOs are eligible to participate in the 401(k) plan on the same basis as our other employees. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Under RSI’s 401(k) plan, eligible employees (including the NEOs) are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code. All participants are 100% vested in their deferrals when contributed. Currently, RSI provides matching contributions for employees’ pre-tax and post-tax (ROTH) contributions on a dollar-for-dollar basis up to $10,800 per calendar year per employee. These matching contributions generally become vested after two years of service by an employee.
Perquisites
Neither Roivant nor its subsidiaries maintained any executive-specific benefit or perquisite programs in Fiscal 2025.
Equity Compensation Plans
Amended and Restated 2015 Equity Incentive Plan
We maintain the 2015 EIP, under which eligible participants may be granted equity awards. Following the completion of the Company’s business combination transaction with Montes Archimedes Acquisition Corp. in September 2021, no further awards will be granted under the 2015 EIP. Any awards outstanding under the 2015 EIP will remain subject to the terms of the 2015 EIP and the applicable award agreement.
The 2015 EIP provides that, in the event of a “change in control” (as defined in the 2015 EIP), the Board of Directors may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions or cancellation of awards in consideration of a payment.
2021 Equity Incentive Plan
The 2021 EIP became effective on September 29, 2021. The 2021 EIP is administered by the Board of Directors, which may delegate its duties and responsibilities to one or more committees of its directors, and provides for the grant of equity-based awards to our employees, consultants and directors (including individuals who have accepted an offer of employment or service from us or our affiliates) in the form of stock options (including incentive stock options and nonqualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance stock units or other stock-based awards. The 2021 EIP will expire on the tenth anniversary of its effective date, unless terminated earlier in accordance with its terms.
As of March 31, 2026, 60,944,783 common shares were available for issuance pursuant to the 2021 EIP. The number of common shares available for issuance under the 2021 EIP is subject to an annual increase on April 1 of each year equal to the lesser of (i) 5% of the common shares outstanding as of the last day of the immediately preceding fiscal year of the Company and (ii) a number of common shares as determined by the Board of Directors (an “Evergreen Increase”). Prior to April 1, 2025, our Board of Directors resolved to defer its decision regarding the size of the annual Evergreen Increase until later in the fiscal year ending March 31, 2026, and on February 25, 2026, our board of directors approved an Evergreen Increase by an amount representing 5% of the common shares outstanding as of March 31, 2025.
In the event of a “change in control,” as defined in the 2021 EIP, the Compensation Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.

Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan
The Roivant Sciences Ltd. 2021 Employee Stock Purchase Plan (the “ESPP”) became effective on September 29, 2021 (as amended on March 27, 2023). The ESPP is administered by the Compensation Committee and provides our employees and employees of certain participating subsidiaries, including our NEOs, with an opportunity to acquire a proprietary interest in the Company through the purchase of our common shares. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986 (the “Code”). The ESPP will expire on the tenth anniversary of its effective date, unless terminated earlier in accordance with its terms.
All eligible employees, including our NEOs, may purchase our common shares pursuant to our ESPP at a 15% discount to the lesser of the fair market value of our common shares on (i) the first trading day of the applicable offering period or (ii) the last trading day of the offering period, subject to certain specified limits in the ESPP.
As of March 31, 2026, 27,959,085 common shares were available for issuance under the ESPP. The number of common shares available for issuance under the ESPP is subject to an annual increase on April 1 of each year, equal to the least of (i) 13,900,000 common shares, (ii) 1% of the aggregate number of common shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year of the Company and (iii) a number of common shares as determined by the Board of Directors. The overall maximum number of our common shares that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 147,447,650 common shares. Prior to April 1, 2025, the Board of Directors resolved not to increase the number of common shares available for issuance under the ESPP on April 1, 2025.
Equity-Related Compensation Policies and Practices
Equity Granting Practices
Although we do not have a formal policy with respect to the timing of grants of our incentive equity awards, the Compensation Committee has historically granted such awards on a predetermined annual schedule during the first quarter of our fiscal year. We also periodically grant off-cycle incentive equity awards in connection with specific circumstances such as new hires, promotions, special incentive or retention efforts or as replacement grants.
The Company has never granted, and has no plans to grant, any equity award to current or new employees in anticipation of the release of material nonpublic information, and we do not accelerate or delay the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. The exercise price of stock options is no less than the closing price of our stock on the effective date of the grant.
Compensation Recoupment Policy
We maintain a Compensation Recoupment Policy that complies with the requirements of the Dodd-Frank Act set out in Section 10D of the Exchange Act and Nasdaq listing rules and which provides for the recoupment of certain incentive compensation received by our executive officers in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under U.S. federal securities laws.
Insider Trading Policy
We maintain an insider trading policy that governs the purchase, sale, and other dispositions of Roivant securities by directors, officers and employees, and which is reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with all applicable securities laws when transacting in Roivant securities. The insider trading policy applies to consultants and independent contractors at the Company’s discretion.
The insider trading policy prohibits our officers, directors and employees from purchasing financial instruments (including prepaid variable forward contracts, equity swaps and collars), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our stock. A copy of our insider trading policy can be found as Exhibit 19 to our Annual Report on Form 10-K for the year ended March 31, 2026.

Other Compensation Policies and Practices
Tax and Accounting Considerations
Section 162(m). When reviewing compensation matters, our Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. Our Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of us and our shareholders.
Accounting for Stock-Based Compensation. We follow the Topic 718, for our stock-based compensation awards. Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of PSUs, RSUs and stock options under our incentive equity award plans are accounted for under Topic 718. Our Board of Directors or our Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our incentive equity award plans and programs. As accounting standards change, our Compensation Committee may revise certain programs to appropriately align accounting expenses of equity awards with the overall executive compensation philosophy and objectives.
Compensation Risk Assessment
The Compensation Committee believes that the design, implementation and governance of our executive compensation program are consistent with high standards of risk management. Our executive compensation program reflects an appropriate mix of compensation elements, balancing current and long-term performance objectives, cash and equity compensation, and risks and rewards.
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The compensation framework used for making compensation decisions is multi-faceted as it incorporates multiple metrics over varying time periods and is subject to the application of informed judgment by the Compensation Committee.

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To further ensure that the interests of our NEOs are aligned with those of our shareholders, a significant portion of executive officer long-term incentive compensation is awarded as equity subject to vesting requirements.

Based on these features we believe our executive compensation program effectively (i) ensures that our compensation opportunities do not encourage excessive risk taking, (ii) keeps our named executive officers focused on the creation of long-term, sustainable value for our shareholders and (iii) provides competitive and appropriate levels of compensation over time.
In consultation with management, the Compensation Committee has reviewed and assessed our compensation plans, policies and practices for our employees, including our NEOs. Based on that assessment, the Compensation Committee believes that these practices do not encourage excessive or unnecessary risk-taking or create risks that are reasonably likely to have a material adverse effect on our company, concluding that the following factors mitigate any potential risks: balanced pay mix; emphasis on long-term incentive equity compensation tied to service and performance conditions; the overall amount of compensation and internal control and oversight by the Compensation Committee and our Board.
Report of the Compensation Committee of the Board of Directors
The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that this “Compensation Discussion and Analysis” section be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation Committee of the Board of Directors:
Daniel Gold (Chairperson)
Ilan Oren

Summary Compensation Table
The following table sets forth information regarding the compensation paid to our NEOs for the fiscal years noted.

Name and Principal Position(1)	Fiscal Year	Salary	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation	All Other Compensation(4)	Total
Matthew Gline Chief Executive Officer	2025	$725,000	$2,359,250	—	—	—	$11,940	$3,096,190
	2024	$725,000	$4,978,875	$157,577,851	—	—	$12,018	$163,293,744
	2023	$725,000	—	—	—	—	$13,189	$738,189
Richard Pulik Chief Financial Officer	2025	$450,883	$1,277,130	$1,420,299	$1,018,269	—	$24,021	$4,190,602
	2024	$437,750	$1,113,674	$410,061	$2,163,910	—	$1,755	$4,127,151
	2023	$425,000	$1,846,250	$587,048	$2,273,748	—	$17,388	$5,149,434
Mayukh Sukhatme President and Chief Investment Officer	2025	$550,000	$704,000	—	—	—	$22,655	$1,276,655
	2024	$550,000	$81,069,750	$170,217,983	—	—	$21,032	$251,858,764
	2023	$550,000	—	—	—	—	$24,560	$574,560
Eric Venker President and Immunovant CEO	2025	$75,000(5)	$1,899,316	$2,261,908	—	—	$20,163,986	$24,400,210
	2024	$600,208	$6,038,175	$2,203,200	$2,933,103	—	$32,736	$11,807,422
	2023	$570,000	—	—	—	—	$62,420	$632,420
Frank Torti President and Vant Chair	2025	$725,000	$8,428,000	$109,338,796	—	—	$4,808,770	$123,300,566

Note: Certain amounts may not sum due to rounding.
(1)	For Dr. Torti, compensation information is presented for Fiscal 2025 only, as he was not a named executive officer in Fiscal 2023 or Fiscal 2024.
(2)
The amounts reported in this column include (i) an annual cash discretionary performance bonus (an “annual bonus”) that was earned and paid based on an assessment by the Compensation Committee of the Board of Directors of overall Company performance in Fiscal 2025 and (ii) for Mr. Gline, Mr. Pulik and Dr. Venker, the portion of the previously disclosed one-time cash retention awards (a “retention award”) that vested and was paid in Fiscal 2025. Dr. Torti also received a retention award in Fiscal 2025, which is reflected in this column. For more information on these annual bonuses and retention awards, please refer to “—Short-Term Incentives: Annual Cash Bonuses” above.

(a)
For Mr. Gline, the amount reported in this column for Fiscal 2025 reflects (i) an annual bonus of $928,000 and (ii) a retention award of $1,431,250, representing the remaining 25% of Mr. Gline’s total retention award approved in July 2024; 75% of the retention award vested and was paid in Fiscal 2024; the retention award fully vested on September 19, 2025.

(b)
For Mr. Pulik, the amount reported in this column for Fiscal 2025 reflects (i) an annual bonus of $577,130 and (ii) a retention award of $700,000, representing the remaining 25% of Mr. Pulik’s total retention award approved in December 2023; 50% of the retention award vested and was paid in Fiscal 2023 and 25% of the retention award vested and was paid in Fiscal 2024; the retention award fully vested on September 19, 2025.

(c)	For Dr. Sukhatme, the amount reported in this column for Fiscal 2025 reflects an annual bonus of $704,000.
(d)
For Dr. Venker, the amount reported in this column for Fiscal 2025 reflects (i) a prorated annual bonus of $33,066 (relating to the portion of Fiscal 2025 prior to his appointment as Immunovant CEO) and (ii) a retention award of $1,866,250, representing the remaining 25% of Dr. Venker’s total retention award approved in July 2024; 75% of the retention award vested and was paid in Fiscal 2024; the retention award fully vested on September 19, 2025.

(e)	For Dr. Torti, the amount reported in this column for Fiscal 2025 reflects (i) an annual bonus of $928,000 and (ii) a one-time, lump sum cash retention award of $7,500,000.
(3)
The amounts reported in these columns represent the aggregate grant date fair value of the awards of stock options, RSUs, RSAs and PSUs granted to the applicable NEO, if any, during the applicable fiscal year under the Roivant Sciences Ltd. 2021 EIP. The grant date fair value was calculated in accordance with FASB ASC Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. For stock options, the grant date fair value was calculated using the Black-Scholes stock option pricing model, in accordance with FASB ASC Subtopic 718-10. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Roivant’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, previously filed with the SEC. For Dr. Venker, the amount reflected in the Stock Awards column represents only the grant date fair value of the RSU award granted by the Company to Dr. Venker in Fiscal 2025. For information on the equity awards granted to Dr. Venker by our subsidiary Immunovant, see footnote 4 to the “All Other Compensation” column above and the “Compensation Discussion & Analysis—Roivant and Immunovant Equity Awards Granted to Dr. Venker” section of this Proxy Statement. The amounts reported in this column reflect the aggregate accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options, the vesting and settlement of the RSUs or PSUs or any sale of RSAs or the common shares underlying those awards.

(4)	The amounts reported for Fiscal 2025 in this column reflect the following:
(a)	For Mr. Gline (i) matching contributions under RSI’s 401(k) plan ($10,800), (ii) cell phone reimbursement ($600) and (iii) group life insurance coverage ($540).

(b)
For Mr. Pulik (i) matching contributions under RSI’s 401(k) plan ($16,988), (ii) group life insurance coverage ($810), (iii) cell phone reimbursement ($600), (iv) transportation benefits ($4,903) and (v) gym membership ($720).

(c)
For Dr. Sukhatme (i) matching contributions under RSI’s 401(k) plan ($10,800), (ii) group life insurance coverage ($1,035), (iii) cell phone reimbursement ($550) and (iv) transportation benefits ($10,270).

(d)
For Dr. Venker (i) compensation from RSI consisting of (a) matching contributions under RSI’s 401(k) plan ($4,382), (b) group life insurance coverage ($237) and (c) cell phone reimbursement ($600) and (ii) compensation from Immunovant consisting of (a) a base salary ($636,618), (b) an annual cash bonus ($503,345), (c) Immunovant incentive equity awards with an aggregate grant date fair value calculated in accordance with Topic 718 ($19,010,639) and (d) other compensation ($8,165). For additional details regarding the Immunovant equity awards granted to Dr. Venker during Fiscal 2025, please refer to the “Compensation Discussion & Analysis—Roivant and Immunovant Equity Awards Granted to Dr. Venker” section of this Proxy Statement and the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026. The assumptions used in calculating such grant date fair value of the Immunovant equity awards are set forth in the notes to Immunovant’s audited consolidated financial statements included in Immunovant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, previously filed with the SEC. The amounts paid to or earned by Dr. Venker in his capacity as Chief Executive Officer of Immunovant were approved in a separate, independent process by Immunovant’s Compensation Committee, and were not determined by Roivant’s Compensation Committee.

(e)
For Dr. Torti (i) compensation from RSI consisting of (a) matching contributions under RSI’s 401(k) plan ($10,800), (b) group life insurance coverage ($810) and (c) cell phone reimbursement ($600), (ii) compensation from Immunovant consisting of (a) board fees ($92,500) and (b) Immunovant incentive equity awards with an aggregate grant date fair value calculated in accordance with Topic 718 ($4,001,728), (iii) fees received by Dr. Torti in Fiscal 2025 for his service on the board of directors of a private company subsidiary of Roivant ($42,500), (iv) compensation received as part of an exchange of shares of a private company subsidiary of Roivant for Roivant equity ($659,700), and (v) incentive equity awards granted by a private company subsidiary of Roivant with an aggregate grant date fair value calculated in accordance with Topic 718 ($132). For additional details regarding the Immunovant equity awards granted to Dr. Torti during Fiscal 2025, please refer to the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026. The assumptions used in calculating such grant date fair value of the Immunovant equity awards are set forth in the notes to Immunovant’s audited consolidated financial statements included in Immunovant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, previously filed with the SEC. The amounts paid to or earned by Dr. Torti in his capacity as a director on the Board of Immunovant were approved in a separate, independent process by Immunovant’s Board, and were not determined by Roivant’s Board or Compensation Committee.

(5)
This amount reflects only the base salary paid to Dr. Venker by RSI. For information on Dr. Venker’s compensation received from our subsidiary Immunovant, see footnote 4 to the “All Other Compensation” column above.

Grants of Plan-Based Awards for Fiscal 2025
The following table sets forth the awards, including stock options, RSUs, restricted stock awards (“RSAs”) and PSUs, granted to our NEOs by the Company during Fiscal 2025. For a description of the types of awards indicated below, please refer to “Compensation Discussion & Analysis” above. For information on equity awards granted by our subsidiary Immunovant to Dr. Venker, please refer to “Compensation Discussion & Analysis—Roivant and Immunovant Equity Awards Granted to Dr. Venker” above.

				Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs) (#)(1)
Name	Grant Date	Approval Date	Award Type	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Matthew Gline	—	—	—	—	—	—	—	—	—	—
Richard Pulik	4/21/2025	4/7/2025	Stock Option	—	—	—	—	180,413	$10.04	$1,018,269
	4/21/2025	4/7/2025	RSU	—	—	—	141,464	—	—	$1,420,299
Mayukh Sukhatme	—	—	—	—	—	—	—	—	—	—
Eric Venker(4)	7/30/2025	7/10/2025	RSU	—	—	—	198,413	—	—	$2,261,908
Frank Torti(4)	7/30/2025	7/10/2025	RSU	—	—	—	1,836,547	—	—	$20,936,636
	7/30/2025	7/10/2025	PSU	1,750,490	7,700,490	11,900,000	—	—	—	$85,124,579
	12/23/2025	11/25/2025	RSA	—	—	—	175,380	—	—	$3,277,581

(1)
The “threshold” value shown above represents the number of PSUs that would be issued upon achievement of the vesting conditions, including the share price hurdle, for the first tranche of the PSUs with a $15.00 share price hurdle. The PSUs do not include a “target” achievement threshold. As a result, for this column we have used the Company’s trailing 30-day volume weighted average trading price per common share at March 31, 2026 ($28.19) in order to calculate a theoretical “target” value, in accordance with Regulation S-K Item 402(f)(2). At that 30-day volume weighted average trading price per common share, five of the six share price hurdles would have been satisfied. Accordingly, we have included under “target” the number of PSUs included in the first five tranches of PSUs. The “maximum” value shown above represents the number of PSUs that would be issued upon achievement of all six of the share price hurdles for the PSUs. For information on the vesting and other conditions of the PSU, RSU and stock option awards, please refer to “—Outstanding Equity Awards at 2025 Fiscal Year End.”

(2)	Based on the closing price of our common shares as reported on The Nasdaq Global Select Market on the date of grant.
(3)
The amounts reported in this column represent the aggregate grant date fair value of the awards of stock options, RSUs, RSAs and PSUs granted to the applicable NEO, if any, during Fiscal 2025 under the 2021 EIP. The grant date fair value was calculated in accordance with Topic 718, excluding the effect of estimated forfeitures. For stock options, the grant date fair value was calculated using the Black-Scholes stock option pricing model, in accordance with FASB ASC Subtopic 718-10. The amounts reported for any awards subject to performance conditions were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under Topic 718, excluding the effect of estimated forfeitures. The assumptions used in calculating such grant date fair value are set forth in the notes to Roivant’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, previously filed with the SEC. The amounts reported in this column reflect the aggregate accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options, the vesting and settlement of the RSUs or PSUs or any sale of RSAs or the common shares underlying those awards.

(4)
The amounts in this table for Dr. Venker and Dr. Torti do not include any equity incentive awards granted to each of them during Fiscal 2025 by Immunovant. For details regarding the Immunovant equity awards granted to Dr. Venker and Dr. Torti during Fiscal 2025, see footnote (4) to the Summary Compensation Table above and the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026. The assumptions used in calculating such grant date fair value of the Immunovant equity awards are set forth in the notes to Immunovant’s audited consolidated financial statements included in Immunovant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2026, previously filed with the SEC. The equity incentive awards granted to each of Dr. Torti and Dr. Venker in his capacity as Chief Executive Officer and a director on the Board of Directors, in each case of Immunovant, respectively, were approved in a separate, independent process by Immunovant’s Board or Compensation Committee, as applicable, and were not determined by Roivant’s Board or Compensation Committee.

Outstanding Equity Awards at 2025 Fiscal Year End
The following table sets forth information regarding outstanding Company equity awards held by our NEOs as of the end of Fiscal 2025.

	Option Awards					Stock Awards
Name (a)	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable (b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($)* (h)	Equity Incentive Plan Awards: Number of Unearned Share, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)* (j)
Matthew Gline	5/21/2018	231,193	—	$7.99	5/20/2028	—	—	—	—
	5/20/2020	877,860	—	$13.07	5/19/2030	—	—	—	—
	5/2/2021	2,532,286	—	$10.00	5/1/2031	—	—	—	—
	4/20/2022	14,628,951	344,233(1)	$3.85	4/19/2032	—	—	—	—
	7/26/2024	—	—	—	—	2,203,856(2)	$61,046,811	—	—
	7/26/2024	—	—	—	—	9,350,595(3)	$259,011,482	5,099,405(3)	$141,253,519
Richard Pulik	10/20/2021	313,419	—	$6.00	10/19/2031	—	—	—	—
	4/20/2022	719,167	20,833(1)	$3.85	4/19/2032	—	—	—	—
	4/20/2023	—	—	—	—	16,676(4)	$461,925	—	—
	4/20/2023	279,633	103,863(1)	$8.80	4/19/2033	—	—	—	—
	4/22/2024	—	—	—	—	21,760(5)	$602,752	—	—
	4/22/2024	144,993	157,601(1)	$10.60	4/21/2034	—	—	—	—
	4/21/2025	—	—	—	—	141,464(5)	$3,918,553
	4/21/2025	—	180,413(1)	$10.04	4/20/2035	—	—	—	—
Mayukh Sukhatme	5/20/2019	3,657,750	—	$10.96	5/19/2029	—	—	—	—
	5/2/2021	1,969,554	—	$10.00	5/1/2031	—	—	—	—
	4/20/2022	14,880,130	344,233(1)	$3.85	4/19/2032	—	—	—	—
	7/26/2024	—	—	—	—	1,469,237(2)	$40,697,865	—	—
	7/26/2024	—	—	—	—	11,000,700(3)	$304,719,390	5,999,300(3)	$166,180,610
Eric Venker(8)	5/21/2018	70,702	—	$7.99	5/20/2028	—	—	—	—
	5/20/2019	292,620	—	$10.96	5/19/2029	—	—	—	—
	5/20/2020	438,930	—	$13.07	5/19/2030	—	—	—	—
	5/2/2021	1,969,557	—	$10.00	5/1/2031	—	—	—	—
	4/20/2022	4,500,601	344,233(1)	$3.85	4/19/2032	—	—	—	—
	7/26/2024	—	—	—	—	114,750(5)	$3,178,575	—	—
	7/26/2024	187,458	221,542(6)	$10.80	7/25/2034	—	—	—	—
	7/30/2025	—	—	—	—	198,413(7)	$5,496,040	—	—

	Option Awards					Stock Awards
Name (a)	Grant Date	Numbers of Securities Underlying Unexercised Options (#) Exercisable (b)	Numbers of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of shares or units of stock that have not vested (#) (g)	Market value of shares or units of stock that have not vested ($)* (h)	Equity Incentive Plan Awards: Number of Unearned Share, Units or Other Rights that Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)* (j)
Frank Torti(8)	9/20/2018	1,606,249	—	$11.03	9/19/2028	—	—	—	—
	4/22/2019	585,240	—	$11.50	4/21/2029	—	—	—	—
	8/20/2019	146,310	—	$10.08	8/19/2029	—	—	—	—
	5/20/2020	219,465	—	$13.07	5/19/2030	—	—	—	—
	5/2/2021	1,688,191	—	$10.00	5/1/2031	—	—	—	—
	4/20/2022	2,681,951	344,233(1)	$3.85	4/19/2032	—	—	—	—
	7/30/2025	—	—	—	—	1,469,237(2)	$40,697,865	—	—
	7/30/2025	—	—	—	—	7,700,490(3)	$213,303,573	4,199,510(3)	$116,326,427

*	The market value of the RSUs and PSUs is based on a price of $27.70 per share, the closing price of our common shares as reported on The Nasdaq Global Select Market on March 31, 2026.
(1)
Reflects a grant of non-qualified stock options to purchase common shares outstanding under the 2021 EIP that vest and become exercisable as follows: (i) 25% vest and become exercisable on the first anniversary of the vesting commencement date; and (ii) the remaining 75% vest and become exercisable in a series of 36 successive equal monthly installments thereafter, in each case subject to the holder’s continuous service through the applicable vesting date.

(2)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 20% service-vested on March 31, 2026; and (ii) the remaining 80% service-vest in a series of 16 successive equal quarterly installments thereafter, subject to the holder’s continuous service through the applicable vesting date. In the event employment is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following (or, in the case of Dr. Torti, within 30 days prior to) the consummation of a “change in control,” the RSUs will become fully vested.

(3)
Reflects a grant of PSUs outstanding under the 2021 EIP. In Fiscal 2025, the first five tranches of PSUs, with share price hurdles ranging from $15.00 per share to $25.00 per share, satisfied the Performance Condition applicable to those tranches. The number of PSUs reported in column (g) represents the number of PSUs that have satisfied the Performance Condition as of March 31, 2026. The number of PSUs reported in column (i) represents the number of the sixth tranche of PSUs that had not satisfied the Performance Condition as of March 31, 2026. The sixth tranche of PSUs, with a share price hurdle of $30.00 per share, subsequently satisfied the Performance Condition on June 23, 2026, when the Company’s 30-Day VWAP exceeded $30.00 per share. A separate Service Condition must be satisfied prior to the vesting of the PSUs. For more information on the PSUs, including the Performance Condition and the Service Condition, please see above under “Compensation Discussion and Analysis—Elements of the Fiscal 2025 Executive Compensation Program—Long-Term Incentives: Equity-Based Compensation—Update on Senior Executive Compensation Program—PSUs.”

(4)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 25% service-vest on the first anniversary of the vesting commencement date; (ii) 1/16 service-vest 14 months after the vesting commencement date; and (iii) the balance of the RSUs service-vest in a series of 11 successive equal quarterly installments thereafter measured from the date fourteen months after the vesting commencement date, subject to the holder’s continuous service through the applicable vesting date. In the event the holder’s employment or service is involuntarily terminated for any reason other than for “cause” (other than due to death or disability) within 12 months following the consummation of a “change in control,” the RSUs will become fully vested.

(5)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 25% service-vest on the date 13 months from the vesting commencement date; and (ii) the remaining 75% service-vest in a series of 12 successive equal quarterly installments thereafter measured from the date 13 months from the vesting commencement date, subject to the holder’s continuous service through the applicable vesting date.

(6)
Reflects a grant of non-qualified stock options to purchase common shares outstanding under the 2021 EIP that vest and become exercisable as follows: (i) 25% vest and become exercisable on the date 13 months from the vesting commencement date; and (ii) the remaining 75% vest and become exercisable in a series of 36 successive equal monthly installments thereafter, subject to the holder’s continuous service through the applicable vesting date.

(7)
Reflects a grant of RSUs outstanding under the 2021 EIP that service-vest as follows: (i) 25% service-vest on the first anniversary of the vesting commencement date; and (ii) the remaining 75% service-vest in 12 successive equal quarterly installments thereafter, in each case, subject to the holder’s continuous service through the applicable vesting date.

(8)
The information regarding outstanding equity awards included in this table for Dr. Venker and Dr. Torti do not include any outstanding equity incentive awards granted by Immunovant. For details regarding outstanding Immunovant equity awards granted to each of them as of the end of Fiscal 2025, please refer to the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026.

Option Exercises and Stock Vested in Fiscal 2025
The following table sets forth the number of common shares acquired and the value realized upon exercises of stock options and vesting of stock-based awards (including RSUs and CVARs) issued by the Company during Fiscal 2025 by each of our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Matthew Gline	3,870,659	$37,322,583.50	687,868	$18,251,317.77
Richard Pulik	260,000	$4,834,726.00	61,103	$897,564.53
Mayukh Sukhatme	3,909,306	$38,835,877.41	425,701	$11,716,593
Eric Venker	6,521,298	$64,776,291.41	128,834	$1,736,467.48
Frank Torti	4,997,000	$85,293,141.46	643,359	$15,194,966.44

(1)
The value realized on exercise of option awards reflected in this column is calculated by multiplying the number of common shares acquired upon exercise of the option awards by the difference between (i) the market value of a common share on the exercise date, calculated as the closing price per common share on The Nasdaq Global Select Market on the exercise date for shares withheld to cover the exercise price, or the actual sale price per common share for shares sold to cover the exercise price and applicable taxes, and (ii) the exercise price per common share of the applicable option award. The amounts reflected in this column do not reflect applicable withholding taxes payable in connection with the exercise of the option awards or the sale of the underlying common shares.

(2)
The value realized on vesting of stock awards reflected in this column is calculated by multiplying the number of common shares acquired upon vesting of the stock awards by the closing price per common share on The Nasdaq Global Select Market on the applicable vesting date. The amounts reflected in this column do not reflect applicable withholding taxes payable in connection with the vesting and settlement of the stock awards.

Potential Payments Upon Termination or Change in Control
The following table and accompanying narrative describe the potential payments and benefits our NEOs would be entitled to under the Company’s compensation and benefit plans and arrangements in the particular types of covered termination of employment scenarios described below.
In accordance with SEC rules, we have used certain assumptions in determining the amounts shown below. We have assumed that the termination of employment or change in control occurred on March 31, 2026, the last day of Fiscal 2025. On that date, the closing price on The Nasdaq Global Select Market of our common shares was $27.70. Since many factors (e.g., the time of year when the event occurs, our share price and the executive’s age) could affect the nature and amount of benefits an NEO could potentially receive under these scenarios, any amounts received by an NEO upon a future termination event may be different from those shown in the table below. Under SEC rules, the potential payments upon termination or change in control shown below do not include certain payments or other benefits the NEOs may be entitled to, including the value of equity awards that have already vested.
The following table details the estimated value of the payments and benefits that our continuing NEOs would have been provided under their respective employment agreements and equity award agreements based on the assumptions outlined above:

Name	Compensation Component	Termination Without Cause or for Good Reason Not in Connection with a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)	Disability / Death ($)
Matthew Gline	Cash Severance	1,450,000	1,450,000	—
	Equity Award Vesting(1)	400,265,000	469,521,768	400,265,000
	COBRA Premium Reimbursement	42,591	42,591	—
	Total	401,757,591	471,014,359	400,265,000
Richard Pulik	Cash Severance	450,883	450,883	—
	Equity Award Vesting(1)	—	13,324,178	—
	COBRA Premium Reimbursement	7,710	7,710	—
	Total	458,593	13,782,771	—

Name	Compensation Component	Termination Without Cause or for Good Reason Not in Connection with a Change in Control ($)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)	Disability / Death ($)
Mayukh Sukhatme	Cash Severance	1,100,000	1,100,000	—
	Equity Award Vesting(1)	470,900,000	519,807,822	495,353,911
	COBRA Premium Reimbursement	43,448	43,448	—
	Total	472,043,448	520,951,270	495,353,911
Eric Venker(2)	Cash Severance	75,000	75,000	—
	Equity Award Vesting(1)	—	20,628,632	—
	COBRA Premium Reimbursement	27,788	27,788	—
	Total	102,788	20,731,420	—
Frank Torti	Cash Severance	1,450,000	1,450,000	—
	Equity Award Vesting(1)	329,630,000	378,537,822	329,630,000
	COBRA Premium Reimbursement	—	—	—
	Total	331,080,000	379,987,822	329,630,000

(1)
The amount shown represents the value of unvested incentive equity awards that the applicable NEO may receive for a termination without “cause” or in connection with a “change in control” (each as defined in the applicable equity plan), or death or disability assuming a price per share equal to the closing price of our common shares on March 31, 2026 of $27.70. As previously noted, prior to fiscal year end, five of the six tranches of PSUs satisfied the Performance Condition applicable to the PSUs. Subsequent to fiscal year end, on June 23, 2026, the Sixth Tranche of PSUs satisfied the Performance Condition applicable to the PSUs when the Company’s 30-Day VWAP first exceeded $30.00 per share. The values included here reflect the satisfaction of the Performance Condition of the Sixth Tranche of PSUs, assuming the Performance Condition had been satisfied as of fiscal year end.

(2)
Amounts shown for Dr. Venker reflect only payments and benefits payable by the Company and the value of Roivant equity awards. Under his employment agreement with RSI, Dr. Venker is entitled to the severance amounts shown above upon a termination without “cause” or resignation for “good reason” (each as defined in his employment agreement), subject to his execution and non-revocation of a release of claims and compliance with applicable restrictive covenants; no severance is payable, however, if he continues employment with Immunovant following such termination, and no bonus amount is included because he is not eligible for a Company cash bonus while co-employed by Immunovant. Dr. Venker is also entitled to certain payments and benefits from Immunovant under his separate employment agreement with Immunovant. For information on potential payments to Dr. Venker upon a termination or change in control at Immunovant, please refer to the Proxy Statement for Immunovant's Annual Meeting of Shareholders filed with the SEC on July 22, 2026.

Accrued Pay and Regular Retirement Benefits: The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. For more information on these potential payments, see “Employee Benefits” above. These include:
•	accrued salary and vacation pay;
•	benefits under the 401(k) plan; and
•	welfare benefits.
Termination for Cause: NEOs terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.
Termination Without Cause or for Good Reason Not in Connection with a Change in Control:
Employment Agreements: Under the employment agreements in place between RSI and our NEOs, if the NEO’s employment is terminated by RSI without “cause” (other than due to death or “disability”) or if the NEO resigns for “good reason” (each as defined in each NEO’s respective employment agreement), then, subject to the NEO’s timely execution and non-revocation of a release of claims and continued compliance with applicable restrictive covenants, the NEO will be entitled to receive the following:
•
Cash Severance. The cash severance payment is equal to 12 months (in the case of Mr. Gline, Dr. Sukhatme, Dr. Venker and Dr. Torti) and 6 months (in the case of Mr. Pulik) of base salary plus 100% (in the case of Mr. Gline, Dr. Sukhatme, Dr. Venker and Dr. Torti) and 50% (in the case of Mr. Pulik) of the target annual bonus for the year of termination.

•
Continuation of Medical Benefits. Certain of the NEOs will also be eligible for reimbursement of COBRA premiums (less active employee rates) if not otherwise eligible for coverage under a subsequent employer’s group health insurance plan for 12 months (in the case of Mr. Gline, Dr. Sukhatme and Dr. Venker) and 6 months (in the case of Mr. Pulik).

PSU Award Agreements: Under the award agreements for the PSUs granted to Mr. Gline, Dr. Sukhatme and Dr. Torti, in the event of the termination (x) by the Company without Cause (as defined in the award agreement), (y) due to the Participant’s death or Disability (as defined in the award agreement) or (z) due to the Participant’s resignation for Good Reason (as defined in the award agreement), any tranche of PSUs that has previously satisfied an applicable performance vesting condition shall be deemed to fully vest, without satisfaction of the separate service vesting condition otherwise applicable to the PSUs.
Termination Without Cause or for Good Reason in Connection with a Change in Control:
•
No Payments upon Change in Control Alone. The employment agreement provisions regarding a change in control are “double trigger,” meaning payments are made only if the NEO incurs a covered termination of employment within 12 months following the change in control.

•
Cash Severance and Continuation of Medical Benefits. The NEOs will receive the cash severance and continuation of medical benefits for a termination without “cause” or for “good reason” as described above in the case of a termination not in connection with a change in control.

•
Equity Award Agreements. Under each NEO’s equity award agreements, if the NEO is involuntarily terminated without “cause” within twelve (12) months (or in the case of stock options granted in 2022, at any time) following the date of the consummation of a “change in control” (each as defined in the applicable equity plan), any vesting that is based on continued employment shall be deemed satisfied.

•
Excise Taxes. Upon a change in control, the NEOs might be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The Company does not reimburse the affected NEOs for those excise taxes or any income taxes payable by the NEOs. To reduce the NEO’s exposure to potential excise taxes, the NEO’s change in control benefit would be decreased to maximize the after-tax benefit to the individual.

Death and Disability: A termination of employment due to death or disability does not entitle NEOs to any payments or benefits that are not available to U.S. employees generally, except that, under Dr. Sukhatme’s employment agreement, in the event of death or disability, any vesting of outstanding equity awards that is based on continued employment shall be deemed satisfied for 50% of each of Dr. Sukhatme’s equity awards which are then unvested. (Any other vesting condition applicable to an equity award which is satisfied based on performance, the occurrence of a liquidity event, or any conditions other than continued employment shall remain in effect.)
Dr. Venker’s Agreement with Immunovant:
Dr. Venker has a separate employment agreement in place with our subsidiary Immunovant, dated July 28, 2025, relating to his role as Immunovant’s Chief Executive Officer. For more information on that employment agreement see “—Agreements with Our NEOs— Eric Venker— Employment Agreement with Immunovant, Inc.” as well as Immunovant’s Proxy Statement for its Annual Meeting of Shareholders filed with the SEC on July 22, 2026 for more information on the amounts that would have become payable to Dr. Venker in the event of a change in control of Immunovant or in the event of certain terminations of his employment with Immunovant, in each case as of March 31, 2026.

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of March 31, 2026:

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)(#)(1)	Weighted average exercise price of outstanding options (b)($)(2)	Number of securities to be issued upon settlement of outstanding RSUs and PSUs (c)(#)(3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (d)(#)
Equity compensation plans approved by shareholders:
2021 Equity Incentive Plan	50,749,222(4)	$4.93	55,956,011(5)	60,944,783(6)
2021 Employee Stock Purchase Plan	—	—	—	27,959,085(7)
Amended and Restated 2015 Equity
Incentive Plan	26,512,911(8)	$10.24	4,837,236(9)	—
Equity compensation plans not approved by shareholders	—	—	—	—
Total	77,262,133(10)	$6.75	60,793,247(11)	88,903,868

(1)
Excludes outstanding RSUs and PSUs that are not exercisable and do not have an exercise price. Information on RSUs and PSUs is included in column (c). Excludes CVARs, all of which were vested and released but not settled as of March 31, 2026.

(2)	The weighted-average exercise price set forth in this column is calculated excluding outstanding RSUs and PSUs that do not have an exercise price.
(3)
This column reflects the maximum number of securities to be issued upon settlement of outstanding RSUs and PSUs. For information on the PSUs, please refer to “—Outstanding Equity Awards at 2025 Fiscal Year End.” Excludes CVARs, all of which were vested and released but not settled as of March 31, 2026.

(4)	Excludes 2,500 stock options that were exercised but not settled as of March 31, 2026.
(5)	Excludes 635,548 RSUs that were vested and released but not settled as of March 31, 2026.
(6)
The aggregate number of shares reserved for issuance under the 2021 EIP increases annually on the first day of each fiscal year during the term of the plan in an amount equal to the lesser of (i) 5% of the number of our common shares outstanding as of the last day of the immediately preceding fiscal year and (ii) such number of our common shares as determined by our board of directors in its discretion (the “evergreen increase”). In February 2026, our Board of Directors approved an evergreen increase for the fiscal year ending March 31, 2026, resulting in the number of shares available for issuance under the 2021 EIP plan increasing by an amount representing 5% of the common shares outstanding as of March 31, 2025 (having previously deferred this decision from March 31, 2025).

(7)
The aggregate number of common shares available for issuance under the ESPP is subject to an annual increase on April 1 of each year, equal to the least of (i) 13,900,000 common shares, (ii) 1% of the aggregate number of common shares outstanding (on a fully diluted basis) on the last day of the immediately preceding fiscal year of the Company and (iii) a number of common shares as determined by the Board of Directors. The overall maximum number of common shares that may be issued under the ESPP (including shares added pursuant to the annual increase described above) is 147,447,650 common shares. Prior to April 1, 2026, the Board of Directors resolved not to increase the number of common shares available for issuance under the ESPP on April 1, 2026.

(8)	Excludes 90,223 stock options that were exercised but not settled as of March 31, 2026.
(9)	Excludes 422,216 CVARs that were vested and released but not settled as of March 31, 2026.
(10)	Excludes 92,723 stock options that were exercised but not settled as of March 31, 2026.
(11)	Excludes 422,216 CVARs and 635,548 RSUs that were vested and released but not settled as of March 31, 2026.

CEO Pay Ratio
We present below the ratio of the annual total compensation of our CEO, Mr. Gline, to the annual total compensation of our median compensated employee, calculated in accordance with Item 402(u) of Regulation S-K.
In accordance with Instruction 2 to Item 402(u) of Regulation S-K, because there has been no change in our employee population or employee compensation arrangements during Fiscal 2025 that we reasonably believe would result in a significant change to our pay ratio disclosure, we have used the same median employee that was identified for our Fiscal 2024 pay ratio disclosure. For a description of the methodology used to identify our median employee, including the determination date, consistently applied compensation measure, employee population, de minimis exclusion and other assumptions, please refer to our proxy statement for the Fiscal 2024 AGM, filed with the SEC on July 29, 2025.
We then calculated the annual total compensation of our median employee for Fiscal 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, using the same methodology applied to our named executive officers as set forth in the Summary Compensation Table in this proxy statement. The Fiscal 2025 annual total compensation of our median compensated employee was $377,109.
Mr. Gline’s Fiscal 2025 annual total compensation, as reported in the Summary Compensation Table, was $3,096,190. Based on this information, the ratio of Mr. Gline’s annual total compensation to the annual total compensation of our median compensated employee for Fiscal 2025 was 8.2:1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies may use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

Pay Versus Performance
We are required by SEC rules to disclose the following information regarding compensation paid to our Principal Executive Officer (the “PEO”) and our other NEOs (collectively, the “Non-PEO NEOs”). The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner prescribed by the SEC rules and do not necessarily align with how we or the Compensation Committee view the link between our performance and the pay of our NEOs.

Year(1) (a)	Summary Compensation Table Total for PEO(2) (b)	Compensation Actually Paid to PEO(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(2) (d)	Average Compensation Actually Paid to Non-PEO NEOs(3) (e)	Value of Initial Fixed $100 Investment Based On:		Net (Loss) Income ($ Millions)(6) (h)	Share Price ($)(7) (i)
					Roivant TSR(4) (f)	Peer Group TSR(5) (g)
Fiscal 2025	$3,096,190	$382,436,735	$38,292,008	$230,820,261	$561	$145	$(397.9)	$27.70
Fiscal 2024	$163,293,744	$120,292,276	$54,974,046	$43,159,484	$204	$104	$(356.7)	$10.09
Fiscal 2023	$738,189	$45,536,504	$4,740,297	$8,126,392	$213	$108	$4,231.2	$10.54
Fiscal 2022	$48,978,825	$97,617,266	$48,706,774	$97,819,396	$149	$100	$(1,115.5)	$7.38

(1)	Matthew Gline, our Chief Executive Officer, was our PEO for each of the fiscal years presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

Fiscal 2025	Fiscal 2024	Fiscal 2023	Fiscal 2022
Richard Pulik Mayukh Sukhatme Eric Venker Frank Torti	Richard Pulik Mayukh Sukhatme Eric Venker Jennifer Humes Rakhi Kumar	Richard Pulik Rakhi Kumar	Mayukh Sukhatme Eric Venker

(2)
The dollar amounts reported in these columns represent the amount of total compensation reported for our PEO and on average for our Non-PEO NEOs for each covered fiscal year in the “Total” column of the Summary Compensation Table.

(3)
The applicable Summary Compensation Table totals reported for the PEO and the average of the Non-PEO NEOs for each year were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “Compensation Actually Paid.” The equity award adjustments reflected in this reconciliation relate solely to equity awards denominated in the Company’s common shares and exclude equity awards denominated in shares of Immunovant common stock held by Dr. Venker and Dr. Torti, which were granted by the Immunovant Board or Compensation Committee in a separate, independent process, and which were not determined by the Roivant Board and Compensation Committee. For additional details regarding the pay versus performance disclosure of Immunovant, please refer to the Proxy Statement for Immunovant’s Annual Meeting of Shareholders filed with the SEC on July 22, 2026.

	Fiscal 2025
	PEO	Average for Non- PEO NEOs
Summary Compensation Table Total	$3,096,190	$38,292,008
Adjustments
- Grant date fair value of Company equity awards granted during the covered fiscal year	—	$28,509,818
+ Fair value as of the end of the covered fiscal year of all Company equity awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered fiscal year	—	$93,195,873
+/- Change in fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any Company equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$338,027,130	$99,671,595
+ Fair value as of the vesting date of any Company equity awards that were granted and vested in the covered fiscal year	—	$2,543,622
+/- Change in fair value as of the vesting date (from the end of the prior fiscal year) of any Company equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$41,313,414	$25,626,980
Compensation Actually Paid	$382,436,735	$230,820,261

Note: Certain amounts may not sum due to rounding.
The fair values set forth in the table above are computed in accordance with Topic 718 as of the end of Fiscal 2025, other than fair values of awards that vest in the covered year, which are valued as of the applicable vesting date.
(4)
Roivant TSR assumes $100 was invested at market close on March 31, 2022 and is calculated by dividing (i) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between our share price at market close at the end of the measurement period (March 31, 2026 for Fiscal 2025; March 31, 2025 for Fiscal 2024; March 28, 2024 for Fiscal 2023; and March 31, 2023 for Fiscal 2022) and our share price at market close at the beginning of the measurement period (March 31, 2022) by (ii) our share price at market close at the beginning of the measurement period (March 31, 2022). On March 31, 2026 and 2025, March 28, 2024 and March 31, 2023 and 2022, the per share closing prices for our common shares were $27.70, $10.09, $10.54, $7.38 and $4.94, respectively. No dividends were paid for any periods presented.
(5)
The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2026. The comparison assumes $100 was invested for the period from March 31, 2022 to March 31, 2026.

(6)
Reflects “Net (loss) income” in the Company’s Consolidated Statements of Operations included in the Company’s Annual Reports on Form 10-K for each of Fiscal 2025, Fiscal 2024, Fiscal 2023 and Fiscal 2022.

(7)	Reflects the per share closing price for our common shares on each of March 31, 2026, March 31, 2025, March 28, 2024 and March 31, 2023.
For Fiscal 2025, we did not use any financial performance measure to link “Compensation Actually Paid to PEO” or “Average Compensation Actually Paid to Non-PEO NEOs” to the Company’s performance, other than the Company’s share price, which was used as a performance vesting condition for the PSU awards granted to certain of our NEOs during Fiscal 2025, as described in more detail on page 18 above. Specifically, certain share price hurdles are used as performance vesting conditions for these PSU awards. The Compensation Committee believes this metric is the most reflective of our value. For further information regarding our performance-based approach to executive compensation and how the Compensation Committee aligns executive compensation with the Company’s performance, see “Compensation Discussion and Analysis” above.

Performance Measure
Share price

Other than our share price, the Company does not use any other financial performance measures to link executive compensation actually paid to Company performance and, as permitted by the SEC rules, is not required to disclose any other measure as its most important financial performance measures. We utilize operational goals and objectives in our annual cash bonus program to link pay-with-performance. For details on such goals, see page 17 above.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, Roivant TSR over the four most recently completed fiscal years and the Nasdaq Biotechnology Index TSR (our Peer Group TSR) over the same period.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net (Loss) Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and our Net Income (Loss) during the four most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Share Price
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs and the closing price of our common shares as reported by Nasdaq as of the last business day of each of Fiscal 2025, Fiscal 2024, Fiscal 2023 and Fiscal 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common shares as of June 30, 2026 by:
•	each person known by the Company to be the beneficial owner of more than 5% of outstanding common shares;
•	the Company’s NEOs for Fiscal 2025;
•	the Company’s directors; and
•	all executive officers and directors of the Company as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including stock options that are currently exercisable or exercisable within 60 days and RSUs that vest within 60 days. The ownership percentages set forth in the table below are based on 722,668,062 common shares issued and outstanding as of June 30, 2026. However, shares that a person has the right to acquire within 60 days of June 30, 2026 are deemed issued and outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed issued and outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, we believe the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common shares. For information on the ownership of incentive equity awards by our NEOs, please refer to “Executive Compensation—Outstanding Equity Awards at 2025 Fiscal Year End” in this Proxy Statement.
Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by such person. Except as otherwise noted below, the address for persons or entities listed in the table is c/o Roivant Sciences Ltd., 7th Floor, 50 Broadway, London SW1H 0DB, United Kingdom.

Name of Beneficial Owner	Number of Common Shares	Ownership
5% Shareholders:
Dexxon Holdings(1)	102,849,443	14.2%
FMR LLC(2)	73,641,253	10.2%
Morgan Stanley(3)	49,473,835	6.8%
BlackRock, Inc.(4)	41,962,059	5.8%

Directors and Named Executive Officers:
Matthew Gline(5) Chief Executive Officer and Director	18,758,353	2.5%
Richard Pulik(6) Chief Financial Officer	1,699,878	*
Mayukh Sukhatme(7) President and Chief Investment Officer and Director	20,104,996	2.7%
Eric Venker(8) President and Immunovant CEO	8,634,111	1.2%
Frank Torti(9) President and Vant Chair	7,530,431	1.0%
Ilan Oren(10) Director and Chair	232,044	*
Daniel Gold(11) Director	9,077,709	1.3%
Keith Manchester(12) Director	1,860,218	*

Name of Beneficial Owner	Number of Common Shares	Ownership
James C. Momtazee(13) Director	218,267	*
Melissa Epperly(14) Director	225,605	*
Meghan FitzGerald(15) Director	108,245	*
All directors and executive officers as a group (12 persons)	68,496,974	8.8%

*	Less than 1%
(1)
Based on a Schedule 13G/A filed with the SEC on February 14, 2024 by Dexxon Holdings Ltd. (“Dexxon Holdings”), Dexcel Pharma Technologies Ltd. (“Dexcel Pharma”) and Dan Oren, reporting beneficial ownership as of December 31, 2023. Consists of (i) 98,165,313 common shares held by Dexxon Holdings and (ii) 4,684,130 common shares held by Dexcel Pharma. Dan Oren is the controlling shareholder and a director of Dexxon Holdings and the ultimate (indirect) controlling shareholder and the Executive Chairman of Dexcel Pharma. As such, each of Dexxon Holdings, Dexcel Pharma and Dan Oren may be deemed to share beneficial ownership of the common shares. The principal business address of Dexxon Holdings and Dan Oren is 1 Dexcel Street, Or Akiva, 3060000, Israel, and of Dexcel Pharma is 10 Hakidma Street, Yokneam Illit 2069200, Israel.

(2)
Based on a Schedule 13G/A filed with the SEC on March 6, 2026 by FMR LLC, reporting beneficial ownership as of February 27, 2026. Consists of 73,641,253 common shares and includes holdings from the following subsidiaries: FIAM LLC, Fidelity Diversifying Solutions LLC, Fidelity Management & Research Company LLC; Fidelity Management Trust Company; and Strategic Advisers LLC. One or more other persons are known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common shares of Roivant Sciences Ltd. No one other person’s interest in the common shares of Roivant Sciences Ltd. is more than five percent of the total outstanding common shares. Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, and members of the Johnson family, as predominant owners of FMR LLC, may be deemed to form a controlling group with respect to FMR LLC. The address of each of the entities noted in this footnote is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on a Schedule 13G/A filed with the SEC on May 12, 2026 by Morgan Stanley and Morgan Stanley Investment Management Inc. (“MSIM”), reporting beneficial ownership as of March 31, 2026. Consists of 49,473,835 common shares held by Morgan Stanley, which includes 48,260,685 common shares held by MSIM. The address of each of Morgan Stanley and MSIM is 1585 Broadway, New York, New York 10036.

(4)
Based on a Schedule 13G filed with the SEC on November 8, 2024 by BlackRock, Inc. reporting beneficial ownership as of September 30, 2024. Consists of 41,962,059 shares of common stock and includes holdings from the following subsidiaries: Blackrock Life Limited; Blackrock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; and BlackRock Fund Managers Ltd. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Roivant Sciences Ltd. No one person’s interest in the common stock of Roivant Sciences Ltd. is more than five percent of the total outstanding common shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(5)	Consists of (i) 143,830 common shares and (ii) 18,614,523 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(6)
Consists of (i) 78,968 common shares, (ii) 1,609,650 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026 and (iii) 11,260 RSUs covering common shares that are beneficially owned as of June 30, 2026.

(7)	Consists of (i) 253,329 common shares and (ii) 19,851,667 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(8)
Consists of (i) 1,362,254 common shares, (ii) 7,246,706 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026 and (iii) 25,151 RSUs covering common shares that are beneficially owned as of June 30, 2026.

(9)	Consists of (i) 258,792 common shares and (ii) 7,271,639 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(10)	Consists of (i) 105,705 common shares and (ii) 126,339 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(11)	Consists of (i) 8,951,370 common shares and (ii) 126,339 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(12)	Consists of (i) 1,733,879 common shares and (ii) 126,339 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(13)	Consists of (i) 94,881 common shares and (ii) 123,386 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(14)	Consists of (i) 1,950 common shares and (ii) 223,655 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.
(15)	Consists of (i) 28,439 common shares and (ii) 79,806 common shares underlying stock options to purchase common shares that are beneficially owned as of June 30, 2026.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during Fiscal 2025, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of certain transactions occurring during our last fiscal year or currently proposed, including those to which (i) Roivant has been a participant, (ii) the amount involved exceeded or will exceed $120,000 and (iii) any of Roivant’s directors, executive officers or holders of more than 5% of Roivant’s share capital, or any members of their immediate family, had or will have a direct or indirect material interest.
Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting these criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections of this Proxy Statement entitled “Information About Roivant’s Directors” and “Executive Compensation.”
Certain Employment and Compensatory Arrangements
Brett Venker, Vice President of Operations for our subsidiary, Covant, is the brother of Eric Venker, Roivant’s President and Immunovant CEO. During Fiscal 2025, Brett Venker earned total cash compensation, consisting of salary, bonus, non-equity incentive plan compensation and other compensation, of $407,093 and was granted incentive equity awards in the Company and a private subsidiary of the Company with an aggregate grant date fair value, as computed in accordance with Topic 718, of $589,551.
Related Person Transaction Policy
We have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of Roivant’s voting securities, and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, is required to take into account the relevant available facts and circumstances including, but not limited to:
•	the risks, costs and benefits to us;
•	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•	the availability of other sources for comparable services or products; and
•	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.
The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“EY”) to serve as our independent registered public accounting firm for our fiscal year ending March 31, 2027. The Audit Committee is submitting the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the selection, the Board of Directors will reconsider whether to retain EY. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. In addition, under Bermuda law, our shareholders have the right to appoint our auditor. Therefore, we are also submitting for approval at the Annual Meeting the appointment of Ernst & Young LLP as our auditor for statutory purposes under the Companies Act until the close of the next annual general meeting of shareholders, and authorization for the Board of Directors, acting through the Audit Committee, to determine the remuneration of Ernst & Young LLP in that capacity.
Independent Registered Public Accounting Firm Fees and Services
The following table represents aggregate fees billed to us by EY for Fiscal 2025 and Fiscal 2024.

Fee Category	Fiscal 2025	Fiscal 2024
Audit Fees(1)	$3,110,437	$3,761,000
Audit-Related Fees	—	—
Tax Fees(2)	$77,250	$98,900
All Other Fees(3)	$7,839	—
Total Fees	$3,195,526	$3,859,900

(1)
Includes, in respect of both the Company and our subsidiary, Immunovant, Inc. (“Immunovant”), fees related to the following: (i) the audit of the annual consolidated financial statements included in the Annual Reports on Form 10-K filed by each of the Company and Immunovant, (ii) the audit of internal control over financial reporting for the Company and Immunovant, (iii) review of the unaudited condensed consolidated financial statements included in the Quarterly Reports on Form 10-Q filed by each of the Company and Immunovant, (iv) accounting consultations on matters related to the audit or review of the Company’s or Immunovant’s annual and interim financial statements, (v) other services related to filings with the SEC by the Company and Immunovant, including comfort letters and consents, and (vi) services provided in connection with statutory and regulatory filings or engagements for the Company and for certain of our subsidiaries, as well as standalone audits and reviews for certain of our subsidiaries. This amount includes fees associated with certain statutory audits for Fiscal 2025 that have not yet been completed. All services described above were pre-approved by the Audit Committee.

(2)	Includes fees for professional services related to tax compliance and reporting.
(3)	Includes fees related to access to certain publications and other materials.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services performed by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. All of the services of EY listed under Audit Fees for Fiscal 2025 were pre-approved by the Audit Committee. None of the Audit Fees or other fees in the table above were for services that were subject to a waiver of the pre-approval requirement pursuant to paragraph (c)(7)(i)(c) of Rule 2-01 of Regulation S-X of the SEC.
Vote Required
The affirmative vote of a majority of common shares cast in accordance with our Bye-laws is required to ratify the selection by the Audit Committee of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2027, to appoint EY as our auditor for statutory purposes under the Companies Act for our fiscal year ending March 31, 2027, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2027. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
If the shareholders do not approve the appointment of EY and the Audit Committee’s authority to set EY’s remuneration, the Audit Committee may consider the appointment of another auditor to be approved by the shareholders. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its shareholders. We expect that representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.
Recommendation
The Board of Directors recommends a vote FOR the ratification of EY as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Roivant specifically incorporates it by reference in such filing.
The Audit Committee serves as the representative of Roivant’s Board of Directors with respect to its oversight of:
•	Roivant’s accounting and financial reporting processes and the audit of its financial statements;
•	the integrity of Roivant’s financial statements;
•	Roivant’s compliance with legal and regulatory requirements;
•	the Company’s information security (including cybersecurity) and technology risk management programs;
•	significant risks, and assessing the steps management has taken to control these risks;
•	the performance and responsibilities of Roivant’s internal audit function (if any); and
•	the appointment, qualifications, and independence of the independent registered public accounting firm.
The Audit Committee also reviews the performance of the independent registered public accounting firm in the annual audit of Roivant’s financial statements and in assignments unrelated to the audit, and reviews the independent registered public accounting firm’s fees.
The Audit Committee is composed of three non-employee directors. The Board of Directors has determined that each member of the Audit Committee is independent and that Ms. Epperly qualifies as an “audit committee financial expert” under SEC rules.
The Audit Committee has reviewed and discussed the audited financial statements for Roivant’s fiscal year ended on March 31, 2026 with Roivant’s management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Roivant’s Annual Report on Form 10-K for its fiscal year ended on March 31, 2026.
M. Epperly (Chair)

K. Manchester

M. FitzGerald

PROPOSAL NO. 3

NON-BINDING, ADVISORY VOTE TO APPROVE THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Exchange Act, our Board of Directors is providing the shareholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our NEOs.
The following proposal, commonly known as a “say on pay” proposal, gives our shareholders the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our NEOs. Accordingly, we are asking our shareholders to approve the following non-binding resolution:
“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 under Regulation S-K.”
Before you vote, we recommend that you read the “Executive Compensation” section of this Proxy Statement for additional details on our executive compensation program.
This vote is advisory, and therefore not binding on us, the Board of Directors or the Compensation Committee. However, our Board of Directors and Compensation Committee value the opinions of our shareholders and intend to take into account the outcome of the vote when considering future compensation decisions for our NEOs.
Vote Required
Approval on a non-binding, advisory basis of the compensation of our NEOs requires the affirmative vote of a majority of common shares cast in accordance with our Bye-laws. Abstentions and broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of the vote.
Recommendation
The Board of Directors recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.
Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with our Board of Directors’ solicitation of proxies for use at the 2026 Annual General Meeting of Shareholders (the “Annual Meeting”), including at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held on Wednesday, September 16, 2026, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement (the “Proxy Statement”).
All shareholders as of the close of business on July 23, 2026 will receive the proxy materials and have the ability to access them via the Internet, including this Proxy Statement and our Annual Report, at http://www.proxyvote.com.
What proposals will be voted on at the Annual Meeting?
There are three matters scheduled for a vote:
1.
To elect two (2) directors, Daniel Gold and Meghan FitzGerald, to serve as Class II directors to hold office until the date of the annual general meeting of shareholders following the fiscal year ending March 31, 2029, and until their successors are duly elected and qualified, or until such director’s earlier death, resignation or removal;

2.
To ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending March 31, 2027, to appoint EY as our auditor for statutory purposes under the Bermuda Companies Act 1981, as amended (the “Companies Act”), for our fiscal year ending March 31, 2027, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for EY as our auditor for our fiscal year ending March 31, 2027; and

3.	To cast a non-binding, advisory vote to approve the compensation of our named executive officers.
In addition to the three matters scheduled for a vote, in accordance with the Companies Act and Section 73 of our Amended and Restated Bye-laws (the “Bye-laws”), our audited financial statements as of and for our fiscal year ended on March 31, 2026, will be laid before the Annual Meeting. These financial statements were audited by EY. The Audit Committee and the Board of Directors have approved these financial statements. There is no requirement under Bermuda law that these financial statements be approved by our shareholders and no such approval will be sought at the Annual Meeting. Copies of these proxy materials have been provided to EY, our auditor for our fiscal year ended March 31, 2026, as required by the Companies Act.
How does our Board of Directors recommend that I vote?
Our Board of Directors recommends that you vote:
1.	FOR ALL for the election of the two (2) directors nominated by our Board of Directors and named in this Proxy Statement as Class II directors to serve for a three-year term;
2.	FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2027; and
3.	FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.
Where and when will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, September 16, 2026, at 10:30 a.m. United Kingdom local time, at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?
Our Board of Directors has fixed the close of business on July 23, 2026 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, or at any adjournment of the Annual Meeting (the “Record Date”). Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 722,406,273 common shares outstanding and entitled to vote.
Shareholder of Record: Common Shares Registered in Your Name
If, on July 23, 2026, your common shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote by proxy as specified in the proxy materials or you may vote in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time, to ensure your vote is counted.
Beneficial Owner: Common Shares Registered in the Name of a Broker, Bank or Agent
If, on July 23, 2026, your common shares were held not in your name, but rather in an account at your broker, bank or other agent, then you are the beneficial owner of common shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the common shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your common shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy over the Internet or by telephone, or vote by proxy by using a proxy card that you may request or that we may elect to deliver to you at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.
•	Voting in Person: To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
•
Voting by Proxy Card: To vote using a proxy card, which you may request or we may elect to deliver to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided with the proxy card. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. If you vote over the Internet or telephone, you are not required to mail a proxy card.

•
Voting by Telephone: To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you call and follow the instructions. Your vote must be received by 11:59 p.m. Eastern Time on September 15, 2026, to be counted.

•
Voting by Internet: To vote over the Internet, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the vote control number from the Notice. Have your Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Your vote must be received by 11:59 p.m. Eastern Time on September 15, 2026, to be counted.

Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner of common shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization, rather than from Roivant. Simply follow the voting instructions in the Notice to ensure that your vote is counted. You may vote by telephone or over the Internet as instructed by your broker, bank or other agent. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each common share you owned as of the close of business on July 23, 2026.
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal.

Proposal No.	Proposal Description	Vote Required
1.	Election of Directors	Plurality of Votes Cast (the two nominees who receive the most “For” votes cast will be elected as directors)

2.	Ratification of EY as our independent registered public accounting firm	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)

3.	Non-binding, advisory vote to approve the compensation of our named executive officers	Majority of Votes Cast (the affirmative votes of a majority of the votes cast)

What if I do not specify how my common shares are to be voted?
Shareholder of Record: Common Shares Registered in Your Name
If you are a shareholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:
•	FOR ALL for the election of the two (2) directors nominated by our Board of Directors and named in this Proxy Statement as Class II directors to serve for a three-year term (Proposal No. 1);
•	FOR the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending March 31, 2027 (Proposal No. 2);
•	FOR approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal No. 3); and
•	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.
Beneficial Owner: Common Shares Registered in the Name of Broker, Bank or Agent
If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your common shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposals No. 1 (election of directors) and No. 3 (compensation of named executive officers) are both non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your common shares with respect to Proposals No. 1 (election of directors) and No. 3 (compensation of named executive officers) which would result in a “broker non-vote,” but may, in its discretion, vote your common shares with respect to Proposal No. 2 (ratification of appointment of independent registered public accounting firm). For additional information regarding broker non-votes, see the section of this Proxy Statement entitled “What are the effects of abstentions and broker non-votes?” below.
What are the effects of abstentions and broker non-votes?
An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal. If a shareholder indicates on its proxy card that it wishes to abstain from voting its common shares, or if a broker, bank or other nominee holding its customers’ common shares of record causes abstentions to be recorded for common shares, these common shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum. Abstentions, where applicable, are not considered to be votes cast and therefore will have no effect on the outcome of the vote for any such proposals as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding common shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the common shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if two or more persons are present in person and represent in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding common shares.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.
If, within half an hour from the time appointed for the Annual Meeting a quorum is not present, then the meeting will stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, place and time announced at the Annual Meeting being adjourned, new notice of the date, place and time for the resumption of the adjourned meeting will be given to each shareholder entitled to attend and vote thereat in accordance with our Bye-laws.
Can I revoke my proxy or change my vote after submitting my proxy?
Shareholder of Record: Common Shares Registered in Your Name
Yes. You can revoke your proxy or change your vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy or change your vote in any one of the following ways:
1.	You may submit another properly completed proxy card with a later date.
2.	You may grant a subsequent proxy by telephone or over the Internet.
3.	You may send a timely written notice that you are revoking your proxy to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.
4.	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
If you do not vote at the Annual Meeting, your most current proxy card, or vote by proxy over the Internet or telephone, unless revoked, reflects the vote that will be counted.
Beneficial Owner: Common Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What if another matter is properly brought before the Annual Meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named on the proxy card to vote all shares represented by valid proxies on those matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice or set of Proxy Materials?
If you receive more than one Notice or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
When are shareholder proposals and director nominations due for next year’s annual general meeting of shareholders?
To be considered for inclusion in our proxy materials for next year’s annual general meeting of shareholders, your proposal must be submitted in writing by April 1, 2027, to our Secretary at Roivant Sciences Ltd., Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Any member submitting a shareholder proposal to be included in our Proxy Statement must comply with the provisions of SEC rule 14a-8.
If you wish to nominate an individual for election or bring other business before next year’s annual general meeting of shareholders that is not to be included in next year’s proxy materials pursuant to the shareholder proposal procedures under the rules and regulations of the SEC, you must deliver your notice to our Secretary at the address mentioned above no earlier than May 19, 2027, and no later than June 18, 2027; provided that if the date of the annual general meeting of shareholders is earlier than August 17, 2027, or later than October 16, 2027, you must submit your proposal to the address mentioned above not later than ten (10) days following the earlier of the date on which notice of the annual general meeting was posted to our shareholders or the date on which public disclosure of the date of the annual general meeting was made. Any such nomination by a shareholder or other business must comply with the provisions of Bye-law 26. In addition to complying with the advance notice provisions of our Bye-laws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must give timely notice that complies with the additional requirements of the SEC’s universal proxy rule, Rule 14a-19 under the Exchange Act, which must be received no later than July 18, 2027. If the date of next year’s annual general meeting of shareholders changes by more than 30 days from the date of the 2026 Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of such annual general meeting of shareholders or the 10th day following public announcement by the Company of the date of the 2027 annual general meeting of shareholders.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results may be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Roivant shareholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or Roivant. Direct your written request to Roivant Sciences Ltd., Attn: Secretary, at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or call us at +44 207 400 3347. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
Note About Our Website
Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.
Other Matters
As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the shareholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.
Annual Reports
We have filed the Annual Report on Form 10-K for Fiscal 2025 (the “2025 Annual Report”), with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov, and free of charge from us upon request. Exhibits to the 2025 Annual Report are available upon your written request and upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Attn: Secretary at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 15, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 15, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02058-P54596 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROIVANT SCIENCES LTD.

The Board of Directors recommends you vote FOR ALL of the nominees listed:

	For All	Withhold All	For All Except
1. To elect the Board of Directors' two nominees for Class II Director to serve for a three-year term.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel Gold
02) Meghan FitzGerald

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Roivant's independent registered public accounting firm for Roivant's fiscal year ending March 31, 2027, to appoint Ernst & Young LLP as auditor for statutory purposes under the Bermuda Companies Act 1981, as amended, for Roivant's fiscal year ending March 31, 2027, and to authorize the Board of Directors, through the Audit Committee, to set the remuneration for Ernst & Young LLP as Roivant's auditor for Roivant's fiscal year ending March 31, 2027.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

Note: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.

T02059-P54596

ROIVANT SCIENCES LTD.
Proxy for Annual General Meeting of Shareholders
September 16, 2026 at 10:30 a.m. United Kingdom Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Matthew Gline, Richard Pulik and Keyur Parekh, and each of them, with full power of substitution and power to act alone, as proxies to vote all common shares which the undersigned would be entitled to vote if personally present and acting at the Annual General Meeting of Shareholders of Roivant Sciences Ltd., to be held at the Royal Lancaster London Hotel, Lancaster Terrace, London W2 2TY, United Kingdom on Wednesday, September 16, 2026 at 10:30 a.m. United Kingdom local time, and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are "For All" for the election of the directors in Proposal 1 and "For" Proposals 2 and 3. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof to the extent authorized under rule 14a-4(c)(1) under the Exchange Act.

Continued and to be signed on reverse side